UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material Pursuant to § 240.14a-12
RPT Realty
(Name of Registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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19 W 44TH STREET, SUITE 1002
NEW YORK, NEW YORK 10036
Dear Shareholder:
We invite you to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of RPT Realty (the “Trust”) in person, virtually via the Internet, or by proxy. The Annual Meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m., Eastern Time. During the Annual Meeting, shareholders will have the opportunity to vote on each item of business described in the enclosed notice of the Annual Meeting and accompanying proxy statement.
Shareholders may attend and participate in the Annual Meeting in person at the office of RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036. Only shareholders showing proof of ownership will be allowed to attend the Annual Meeting in person. You may also attend and participate in the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/rpt2020 where you will be able to vote electronically and submit questions during the Annual Meeting. You will be able to vote electronically and submit questions during the Annual Meeting only if you use your control number, which will be included on your notice or proxy card (if you received a printed copy of the proxy materials), to log on to the Annual Meeting.
We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses and conserves natural resources. On or about March 16, 2020, we mailed to our shareholders of record (other than shareholders who previously requested e-mail or paper delivery of proxy materials) a notice containing their control number, instructions on how to access our 2020 proxy statement and 2019 annual report to shareholders through the Internet and how to vote through the Internet. The notice also included instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners received a similar notice from their broker, bank or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, the Trust may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.
Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

/s/ BRIAN L. HARPER
Brian L. Harper
President and Chief Executive Officer
March 16, 2020
Your vote is important. Whether or not you plan to attend the Annual Meeting in person or virtually via the Internet, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the Annual Meeting in person or virtually via the Internet, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote during the Annual Meeting.

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2020

To the Shareholders of RPT Realty:
Notice is hereby given that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of RPT Realty (the “Trust”) will be held on Monday, April 28, 2020 at 9:00 a.m., Eastern Time. You may attend the Annual Meeting in person at the office of RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036, or virtually via the Internet at www.virtualshareholdermeeting.com/rpt2020 by using the control number included with your notice to log on to the Annual Meeting. The agenda for the Annual Meeting is as follows:
(1) Elect the seven trustees named in the accompanying proxy statement to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualify;
(2) Ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2020;
(3) Approve, on an advisory basis, the compensation of the Trust's named executive officers; and
(4) Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Trustees of the Trust recommends a vote FOR each of the trustee nominees listed in the accompanying proxy statement, FOR the ratification of Grant Thornton LLP’s appointment and FOR the approval, on an advisory basis, of the compensation of the Trust's named executive officers.
The accompanying proxy statement, which forms a part of this Notice of Annual Meeting, contains additional information for your careful review. Shareholders of record of the Trust’s common shares of beneficial interest at the close of business on March 4, 2020 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

/s/ HEATHER OHLBERG
Heather Ohlberg
Senior Vice President, Legal Counsel and Secretary
March 16, 2020
Your vote is important. Whether or not you plan to attend the Annual Meeting in person or virtually via the Internet, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the Annual Meeting in person or virtually via the Internet, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote during the Annual Meeting.
In light of potential concerns relating to the coronavirus (COVID-19), we strongly encourage you to vote your shares by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet. In the event we determine it is not possible or advisable to hold, or allow shareholders to attend, the Annual Meeting in person at the originally scheduled time and location, we will announce alternative arrangements as promptly as practicable.
Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on April 28, 2020: The Proxy Statement, 2019 Annual Report to Shareholders and Proxy Card are available free of charge at www.proxyvote.com.

PROXY SUMMARY

The following summary provides an overview of the information contained in this proxy statement. Please read this entire proxy statement for more information on each topic discussed in this summary before voting.

VOTING MATTERS

Proposals		Board Voting Recommendation	Page Reference
Proposal 1:	Election of Richard L. Federico, Arthur H. Goldberg, Brian L. Harper, Joanna T. Lau, David J. Nettina, Laurie M. Shahon and Andrea M. Weiss to serve as trustees until the 2021 annual meeting of shareholders and until their successors are duly elected and qualify.	FOR each nominee	11
Proposal 2:	Ratification of the appointment of Grant Thornton LLP as RPT Realty's independent registered public accounting firm for the year ending December 31, 2020.	FOR	49
Proposal 3:	Approval, on a non-binding basis, of the compensation of the Trust's named executive officers.	FOR	49

BOARD NOMINEES
The Board of Trustees (the “Board”) of RPT Realty (“Trust,” “RPT,” “we,” “our” or “us”), based on the recommendation of the Nominating & Governance Committee of the Board, has nominated each of the following seven nominees for election as trustees at the Annual Meeting:

COMMITTEE MEMBERSHIP

Name	Age	Director Since	Audit	Compensation	Nominating & Governance	Executive
Richard L. Federico	65	2018	X ($)	X	—	—
Arthur H. Goldberg	77	1988	X ($)	Chair	—	X
Brian L. Harper	44	2018	—	—	—	X
Joanna T. Lau	61	2019	Chair ($)	—	X	—
David J. Nettina	67	2012	X ($)	—	—	Chair
Laurie M. Shahon	68	2015	X ($)	X	Chair	X
Andrea M. Weiss	64	2018	—	X	X	—
Meetings in 2019			5	4	3	—
($) Financial Expert

2019 PERFORMANCE PROFILE AND HIGHLIGHTS(1)
2019 was a successful year for RPT. We are committed to deliver consistent and sustainable growth for our shareholders. Following are some highlights of our financial and operating performance in 2019, which represent information as of and for the fiscal year ended December 31, 2019, as applicable, that provide context for the discussion of the compensation of our named executive officers included in this proxy statement. These include same property net operating income (“NOI”) growth and operating funds from operations (“Operating FFO”) per diluted share, which are non-GAAP financial measures for which reconciliations and other information are set forth on pages 39-42 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

FINANCIAL HIGHLIGHTS

96.4%	4.1%	$1.08	94.7%
PRO-RATA ABR IN TOP 40 MSA's	SAME PROPERTY NOI GROWTH	OPPERATING FFO/DILUTED SHARE	PRO-RATA LEASED RATE

(1)
We present certain financial information on a “pro-rata” basis or including “pro rata” adjustments. Unless otherwise specified, pro-rata financial information includes our proportionate economic ownership of each our unconsolidated joint ventures derived on an entity-by-entity basis by applying the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures.

NEW JOINT VENTURE

✓	The Trust strategically formed a joint venture with an affiliate of GIC Private Limited (“GIC”), Singapore's sovereign wealth fund.
✓	Received $118.3 million in gross proceeds for the 48.5% stake in five assets contributed by the Trust.
✓	Received future commitments of up to $200 million for GIC's 48.5% share of agreed-upon potential new acquisitions.

2019 CORPORATE RESPONSIBILITY PROFILE AND HIGHLIGHTS
We continue to advance our commitment to sustainability, with a focus on achieving goals in each of the Environmental, Social and Governance (“ESG”) areas of sustainability. We believe that sustainability initiatives are a vital part of supporting our primary goal to maximize value for our shareholders. The Board oversees our ESG-related efforts and, in such capacity, receives periodic updates from management on ESG-related topics and provides high-level guidance to our management on these topics.

Environmental
✓ New York corporate office is LEED Silver
✓ Established ESG policies in 2019
✓ Started Smart Center pilot program at two centers
✓ Adopting Global Real Estate Sustainability Benchmark (“GRESB”) structure to measure ESG performance in 2020
✓ LED lighting rollout planned for 2020
✓ Established initial long term sustainability company-wide goals with regard to the reduction of electricity consumption, water usage and waste diversion:
✓ Reduce electricity consumption in landlord controlled areas by 25% by 2026 (using 2018 as our baseline) and install LED lighting at 35 properties by 2025;
✓ Install irrigation controls at 30 properties by 2022 and reduce water consumption by approximately 15 million gallons of water per year; and
✓ Institute recycling programs at all of our shopping centers and divert 35% of all waste from our shopping centers by 2023.

Social
✓ Committed to diversity and inclusion (54% of employee population is female)
✓ Committed to employee development, education and leadership training
✓ Offer work life balance initiatives, employee wellness program, match 401(k) plan contributions

Governance
We realize the importance of having a diverse Board comprised of different skill sets, experiences, ages, ethnicity and gender. Starting in 2018, we focused on refreshing the Board to enhance the depth and breadth of experience of our trustees and to add new perspectives. We have achieved this goal by:
✓ Adding two (2) women trustees so that 50% of the Trust’s independent trustees are women
✓ One of only a select few real estate investment trusts with equal representation of women and men as independent trustees
✓ Reducing average trustee tenure from 18 years to 6 years

CORPORATE GOVERNANCE PROFILE

✓	Diversity in trustee composition
✓	Gender balance
✓	Majority voting resignation policy for trustees
✓	Separate Chairman and Chief Executive Officer positions
✓	Board is not staggered, with each of our trustees subject to re-election annually
✓	Trustee stock ownership requirements
✓	6 of 7 independent trustees
✓	Anti-hedging and pledging policies
✓	Code of Business Conduct and Ethics
✓	Independent trustees regularly engage in meetings without management
✓	Committee and Board Evaluations
✓	Clawback Policy

19 W 44TH STREET, SUITE 1002
NEW YORK, NEW YORK 10036

PROXY STATEMENT

2020 ANNUAL MEETING OF SHAREHOLDERS

The Board of Trustees (the “Board”) of RPT Realty (the “Trust,” “RPT,” “we,” “our,” or “us”) is soliciting proxies for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) of the Trust and any adjournment or postponement thereof. The Annual Meeting will be held at the office of RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036, and virtually via the Internet at www.virtualshareholdermeeting.com/rpt2020, on Monday, April 28, 2020 at 9:00 a.m., Eastern Time.
On or about March 16, 2020, the Trust mailed to its shareholders of record of the Trust’s common shares of beneficial interest, $0.01 par value per share (the “Shares”), other than shareholders who previously requested e-mail or paper delivery of proxy materials, a notice (the “Notice”) containing instructions on how to access this proxy statement and the Trust's 2019 annual report to shareholders through the Internet. Beneficial owners received a similar notice from their broker, bank or other nominee. In addition, on or about March 16, 2020, the Trust and brokers, banks and other nominees began mailing or e-mailing the proxy materials to shareholders of record who previously requested such delivery. Notwithstanding anything to the contrary in this proxy statement, the Trust may send certain shareholders of record a full set of proxy materials by paper delivery instead of the Notice or in addition to sending the Notice.

ABOUT THE MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the matters outlined in the Notice, including:

•	the election of the seven trustees named in this proxy statement to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualify;

•	the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2020; and

•	the approval, on an advisory basis, of the compensation of our named executive officers.
The Board recommends a vote FOR each of the trustee nominees listed in this proxy statement, FOR the ratification of Grant Thornton’s appointment and FOR the approval, on an advisory basis, of the compensation of our named executive officers.
We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment. The proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
In addition, the Trust expects that representatives of Grant Thornton will be present at the Annual Meeting and will be available to respond to questions. Such representatives will also have an opportunity to make a statement.
How can I attend the Annual Meeting?
You can attend the Annual Meeting in person, virtually via the Internet, or by proxy.

Attending In Person. The Annual Meeting will take place at our office, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036. You will need to present photo identification, such as a driver’s license, and proof of Share ownership as of the record date in order to be allowed into the Annual Meeting. We reserve the right to determine the validity of any purported proof of Share ownership.
Attending and Participating Online. You may also attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/rpt2020. Shareholders may vote and submit questions while attending the Annual Meeting virtually via the Internet. You will need the 12 or 14 digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of Share ownership, are posted at www.virtualshareholdermeeting.com/rpt2020.
Attending by Proxy. Please see “How can I vote my Shares without attending the Annual Meeting in Person or virtually via the Internet?” below.
Who is entitled to vote?
Only record holders of Shares at the close of business on March 4, 2020, which we refer to as the record date, are entitled to receive notice of the Annual Meeting and to vote the Shares that they held at the close of business on the record date at the Annual Meeting. Each outstanding Share, as of the record date, is entitled to one vote on each matter to be voted upon at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person, virtually via the Internet or by proxy, of shareholders entitled to cast, on the record date, a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 80,606,005 Shares were issued and outstanding. Broker non-votes and proxies marked with abstentions or withhold votes, will be counted as present in determining whether or not there is a quorum. A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding Shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Shareholders of Record. If your Shares are registered directly in your name with the Trust’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those Shares and the applicable proxy materials are being sent directly to you by the Trust. As the shareholder of record, you have the right to grant your voting proxy directly to the Trust through the enclosed proxy card, through the Internet or by telephone, or to vote in person at the Annual Meeting.
Beneficial Owners. Many of the Trust’s shareholders hold their Shares through a broker, bank or other nominee rather than directly in their own name. If your Shares are so held, you are considered the beneficial owner of those Shares, and the applicable proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those Shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you cannot vote these Shares in person at the Annual Meeting unless you obtain a proxy from your broker, bank or other nominee and bring such proxy to the Annual Meeting. Your broker, bank or other nominee has enclosed voting instructions for you to use in directing the broker, bank or other nominee on how to vote your Shares.
Why did some shareholders receive a Notice in the mail regarding the Internet availability of proxy materials?
The Trust has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses and conserves natural resources. Therefore, certain of our shareholders may receive the Notice, which was sent to shareholders on or about March 16, 2020, containing instructions on how to access this proxy statement and the 2019 annual report to shareholders through the Internet. Shareholders who receive the Notice by mail will not receive a printed copy of our proxy materials unless requested in the manner described in the Notice. The Notice explains how to access and review this proxy statement and the 2019 annual report to shareholders, and how you may vote by proxy. Please do not mail in the Notice, as it is not intended to serve as a voting instrument. For more information on attending the meeting virtually via the Internet, please see “How can I attend the Annual Meeting?” above.

How can I access the Trust’s proxy materials and Annual Report on Form 10-K?
The “Investors—Financial Reports—SEC Filings” section of the Trust’s website, www.rptrealty.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Trust electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019 will be sent to any shareholder, without charge, upon written request sent to: Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036 or by contacting the Trust at (212) 221-7139. Further, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Trust, at www.sec.gov.
As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials and 2019 annual report to shareholders through the Internet (at www.proxyvote.com). The Notice includes a control number (which is the same control number as that used to attend the Annual Meeting virtually via the Internet) that must be entered on the Internet in order to view the proxy materials. The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge if you vote using the Internet and, when prompted, indicate you agree to receive or access shareholder communications electronically in future years. You may also request additional paper copies without charge by sending a written request to Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036.
The references to the website addresses of the Trust and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement and is not incorporated herein.
How can I vote my Shares in person at the Annual Meeting?
If you attend the Annual Meeting in person, you will need to present photo identification, such as a driver’s license and proof of Share ownership as of the record date when you arrive at the meeting. If you hold your Shares through a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Shares, such as a bank or brokerage account statement, in order to be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Even if you plan to attend the Annual Meeting in person or virtually via the Internet, the Trust encourages you to vote your Shares prior to the Annual Meeting. To vote your Shares before the Annual Meeting through the Internet or by attending the Annual Meeting virtually via the Internet, you will need to demonstrate proof of your Share ownership pursuant to the instructions on how to do so as set forth in your Notice or proxy card, as applicable. We reserve the right to determine the validity of any purported proof of Share ownership.
Shareholders of Record. If you are a shareholder of record and attend the Annual Meeting in person, you can deliver your completed proxy card or vote by ballot in person at the Annual Meeting. If you are a shareholder of record and attend the Annual Meeting virtually via the Internet, you can deliver your completed proxy card as discussed in the next question below or vote during the Annual Meeting by ballot in accordance with the instructions on how to participate virtually via the Internet which are posted at www.virtualshareholdermeeting.com/rpt2020.
Beneficial Owners. If you hold your Shares through a broker, bank or other nominee and want to vote such Shares in person at the Annual Meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such Shares and bring such proxy to the Annual Meeting. If you hold your Shares through a broker, bank or other nominee and want to vote such Shares virtually via the Internet at the Annual Meeting, you should follow the instructions at www.virtualshareholdermeeting.com/rpt2020.
How can I vote my Shares without attending the Annual Meeting in person or virtually via the Internet?
If you are a shareholder of record with respect to some or all of your Shares, you can vote those Shares in person or virtually via the Internet at the Annual Meeting as described above or by proxy without attending the Annual Meeting by any of the following methods:
By Mail.  If you received these proxy materials by paper delivery, you may vote your Shares by completing, signing and returning the enclosed proxy card or voting instruction card. Please do not mail in the Notice as it is not intended to serve as a voting instrument.
By Telephone.  If you received these proxy materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card.

Through the Internet. You may vote before or during the Annual Meeting through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification. In order to vote through the Internet, you must enter the control number set forth in your Notice, proxy card, voting instruction card, or e-mail notification. If you do not have any of these materials and are a shareholder of record, you may contact RPT Investor Relations (telephone number: 212-221-7139) to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank or other nominee to obtain your control number.
If you are the beneficial owner of some or all of your Shares you must either direct the bank, broker or other nominee as to how to vote your Shares or obtain a proxy from the bank, broker or other nominee to vote at the Annual Meeting. Please refer to the voter instruction cards used by your bank, broker or other nominee for specific instructions on methods of voting, including using the Internet or by telephone.
Can I revoke my proxy or change my vote?
Shareholders of Record. You can revoke your proxy or change your vote at any time before the Shares it represents are voted by (1) filing with the Secretary of the Trust either a written notice revoking the proxy, (2) properly submitting a new proxy that is dated later than the original proxy (which automatically revokes the earlier proxy), or (3) appearing in person and voting by ballot at the Annual Meeting. If you attend the Annual Meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the Shares, if you hold your Shares through a bank, broker or other nominee, only that bank, broker or other nominee can revoke your proxy on your behalf.
Beneficial Owners. If you hold your Shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or the Trust’s transfer agent. Please take action with respect to each proxy card and voting instruction card that you receive. The Trust recommends that you contact such persons to consolidate as many accounts as possible under the same name and address.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
Shareholders of Record. Proxies that are properly executed without voting instructions on certain matters will be voted in accordance with the recommendations of the Board on such matters.
Beneficial Owners. If you hold your Shares in street name through a broker, bank or other nominee and do not provide voting instructions for any or all matters, such nominee will determine if it has the discretionary authority to vote your Shares. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. If you return a signed proxy but do not provide voting instructions with regard to any non-routine proposals, your Shares will be considered “broker non-votes” because the broker will not have discretionary authority to vote thereon. Therefore, it is very important for you to vote your Shares for each proposal.
What vote is required to approve each proposal assuming a quorum is present?
Proposal 1—Election of Trustees
The seven trustee nominees who receive the most votes cast “FOR” at the Annual Meeting will be elected as trustees. The Board’s slate of nominees consists of Richard L. Federico, Arthur H. Goldberg, Brian L. Harper, Joanna T. Lau, David J. Nettina, Laurie M. Shahon and Andrea M. Weiss, each nominated for a one-year term ending at the 2021 annual meeting of shareholders. Withheld votes and broker non-votes will have no effect on the outcome of the vote.
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to ratify the appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2020. Abstentions will not be counted as votes cast at the Annual Meeting and will have no effect on the outcome of the vote.

Proposal 3—Advisory Approval of the Compensation of Our Named Executive Officers
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Other Matters
If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board does not propose to conduct any business at the Annual Meeting other than as stated above.
How do I find out the voting results?
We intend to disclose the final voting results in a current report on Form 8-K within four business days of the Annual Meeting and may announce preliminary voting results at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 4, 2020, except as otherwise noted, regarding the number and percentage of Shares beneficially owned by (1) each trustee, nominee for trustee and named executive officer, (2) all of our trustees and executive officers as a group and (3) to our knowledge, each beneficial owner of more than 5% of the outstanding Shares. Unless otherwise indicated, each owner has sole voting and investment powers with respect to the Shares listed below. None of the trustees or executive officers beneficially own any shares of the Trust's 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, $0.01 par value per share.

Trustees, Nominees for Trustee and Named Executive Officers (1)	Number of Shares Beneficially Owned (2)		Percent of Shares
Brian L. Harper	335,435		*
Richard L. Federico	11,258		*
Arthur H. Goldberg	63,700	(3)	*
Joanna T. Lau	7,693		*
David J. Nettina	64,322		*
Laurie M. Shahon	28,188		*
Andrea M. Weiss	12,824		*
Michael P. Fitzmaurice	73,964		*
Timothy Collier	49,503		*
Raymond J. Merk	30,713		*
Catherine Clark	98,419	(4)	*
All Trustees and Executive Officers as a Group (10 Persons)	677,600	(5)	*
More Than 5% Shareholders:
The Vanguard Group	12,510,578	(6)	15.52%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	14,227,702	(7)	17.65%
55 East 52nd Street New York, NY 10022
Wellington Management Group LLP	6,368,231	(8)	7.90%
280 Congress Street Boston, MA 02210
Macquarie Group Limited	8,160,325	(9)	10.12%
50 Martin Place Sydney, New South Wales, Australia
State Street Corporation	4,138,302	(10)	5.13%
One Lincoln Street Boston, MA 02111
* less than 1% of the total Shares outstanding.

(1)	Percentages in the table are based on 80,606,005 Shares outstanding as of March 4, 2020, plus for each person, the number of Shares that person has the right to acquire within 60 days after such date.

(2)
Number of Shares beneficially owned includes outstanding Shares and Shares which are not outstanding that the person has the right to acquire within 60 days after the date of this table. Certain Shares included in this column are currently in the form of restricted Shares, all owned directly by such person, each of which represents the right to receive one Share upon vesting. During the vesting period, holders of restricted Shares have voting rights as if such restricted Shares were vested. Holdings of restricted Shares are as follows: Brian L. Harper, 279,327 Shares; Richard L. Federico, 7,693 Shares; Joanna Lau, 7,693 Shares; David J. Nettina, 7,693 Shares; Laurie M. Shahon, 7,693 Shares; Andrea M. Weiss, 7,693 Shares; Michael P. Fitzmaurice, 60,853 Shares; Timothy Collier, 41,608 Shares; and Raymond J. Merk, 26,252 Shares.

(3)
Includes 48,700 Shares owned by Mr. Goldberg’s wife and 5,000 Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and the trust. Excludes 44,361 Shares deferred under certain of the Trust's equity incentive plans.

(4)
This information is as of June 28, 2019. Ms. Clark ceased serving as an executive officer of the Trust on June 28, 2019, and information regarding her beneficial ownership as of March 4, 2020 was not available to the Trust.

(5)	Includes trustees and executive officers as of March 4, 2020.

(6)
Based on a Schedule 13G/A filed by The Vanguard Group (Vanguard) with the SEC on February 11, 2020. The Vanguard Group has sole voting power with respect to 158,983 Shares, shared voting power with respect to 86,892 Shares, sole dispositive power with respect to 12,357,792 Shares and shared dispositive power with respect to 152,786 Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2020.

(7)
Based on a Schedule 13G/A filed by BlackRock Inc. (BlackRock) with the SEC on February 4, 2020. BlackRock has sole voting power with respect to 13,991,226 Shares, sole dispositive power with respect to 14,227,702 Shares and shared voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2020.

(8)
Based on a Schedule 13G/A jointly filed by Wellington Management Group LLP (Wellington Management Group), Wellington Group Holdings LLP (Wellington Group Holdings), Wellington Investment Advisors Holdings LLP (Wellington Investment Advisors) and Wellington Management Company LLP (Wellington Management Company) with the SEC on January 28, 2020. Each of Wellington Management Group, Wellington Group Holdings and Wellington Investment Advisors has shared voting power with respect to 5,688,324 Shares, shared dispositive power with respect to 6,368,231 Shares and sole voting and/or dispositive power with respect to none of such Shares. Wellington Management Company has shared voting power with respect to 5,642,904 Shares, shared dispositive power with respect to 6,322,811 Shares and sole voting and/or dispositive power with respect to none of such Shares.The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2020.

(9)
Based on a Schedule 13G/A jointly filed by Macquarie Group Limited (Macquarie Group), Macquarie Bank Limited (Macquarie Bank), Macquarie Investment Management Holdings Inc (Macquarie Investment Management), Macquarie Investment Management Business Trust, Macquarie Investment Management Australia Limited and Macquarie Funds Management Austria Kapitalanlage AG with the SEC on February 13, 2020. Each of Macquarie Group and Macquarie Bank has shared voting and/or dispositive power and sole voting and/or dispositive power with respect to none of such Shares. Each of Macquarie Investment Management and Macquarie Investment Management Business Trust has sole voting power with respect to 8,102,816 Shares, sole dispositive power with respect to 8,102,816 Shares and shared voting and/or dispositive power with respect to none of such Shares. Macquarie Investment Management Australia Limited has sole voting power with respect to 20,100 Shares, sole dispositive power with respect to 20,100 Shares and shared voting and/or dispositive power with respect to none of such Shares. Macquarie Funds Management Austria Kapitalanlage AG has sole voting power with respect to 10,186 Shares, sole dispositive power with respect to 10,186 Shares and shared voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2020.

(10)
Based on a Schedule 13G filed by State Street Corporation (State Street) with the SEC on February 14, 2020. State Street has shared voting power with respect to 3,377,337 Shares, shared dispositive power with respect to 4,138,302 Shares and sole voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2020.

PROPOSAL 1
ELECTION OF TRUSTEES
The Board currently consists of seven trustees, each of whom has a term that expires at the Annual Meeting. Seven trustees are to be elected at the Annual Meeting to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified or until any such trustee’s earlier resignation, retirement or other termination of service. The seven trustee nominees who receive the most votes cast at the Annual Meeting will be elected as trustees. The Board, based on the recommendation of the Nominating & Governance Committee of the Board (the “Nominating & Governance Committee”), has nominated each of our current trustees, Richard L. Federico, Arthur H. Goldberg, Brian L. Harper, Joanna T. Lau, David J. Nettina, Laurie M. Shahon and Andrea M. Weiss, for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board recommends that you vote FOR the election of the Board’s nominees.
Each of the seven trustee nominees has consented to serve and has consented to be named in this proxy statement. If for any reason any of the nominees becomes unavailable for election, the Board may designate a substitute nominee. In such case, the persons named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee. Alternatively, the Board may reduce the size of the Board or leave the position vacant.
The nominees for election to the Board are as follows, with ages set forth as of March 4, 2020:

Name	Age	Title
Richard L. Federico	65	Trustee
Arthur H. Goldberg	77	Trustee
Brian L. Harper	44	Trustee; President and Chief Executive Officer of the Trust
Joanna T. Lau	61	Trustee
David J. Nettina	67	Chairman of the Board
Laurie M. Shahon	68	Trustee
Andrea M. Weiss	64	Trustee

TRUSTEE BACKGROUND AND QUALIFICATIONS
As a fully integrated self-administered, publicly-traded real estate investment trust which owns and operates a national portfolio of dynamic open-air shopping destinations principally located in the top U.S. markets, the Trust’s business involves a wide range of real estate, financing, accounting, management and financial reporting matters. In light of the Trust’s business and structure, the Nominating & Governance Committee considers the experience, mix of skills, independence from management and other qualities of the trustees and nominees to ensure appropriate Board composition. In particular, the Nominating & Governance Committee believes that trustees and nominees with the following qualities and experiences can assist in meeting this goal:

Senior Leadership Experience
Trustees with experience in significant leadership positions provide the Trust with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level. Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.

REITs/Real Estate Experience
An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development, community shopping centers and key tenants, brings critical industry-specific knowledge and experience to the Board. Education and experience in the real estate industry is useful in understanding the Trust’s acquisition, development, leasing and management of shopping centers and the competitive landscape of its industry.

Retail, Consumer Products and Hospitality/Entertainment Experience
The Board believes that our trustees with experience in the retail, consumer products and hospitality/entertainment segments can provide our management with valuable insight on the industries that are driving demand for retail shopping centers.

Business Entrepreneurship, Transactional and Strategic Planning Experience
Trustees who have a background in high growth companies and transactions can provide insight into developing and implementing strategies for entering into new business segments, partnering in joint ventures and/or growing via mergers and acquisitions. Further, they have a practical understanding of the importance of “fit” with the Trust’s culture and strategy, the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

Financial, Accounting, Capital Markets and Investment Banking Experience
An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows trustees to understand, oversee and advise management with respect to the Trust’s operating and strategic performance, capital structure, financing and investing activities and financial reporting and internal control of such activities. The Trust seeks to have a number of trustees who qualify as audit committee financial experts and expects all of the trustees to be financially knowledgeable.

Technology
Trustees with significant experience in the technology and technology consulting industries can provide the Trust with valuable insight into technological developments and trends that are impacting the retail industry and can guide the Trust’s management in operational matters that are impacted by evolving technology.

Public Company Board and Corporate Governance Experience
Trustees who serve, or have served, on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of trustees or directors, relationship of a board of trustees or directors to the chief executive officer and other management personnel, importance of a particular agenda or oversight matter and oversight of a changing mix of strategic, operational and compliance-related matters.

Sustainability
Trustees with experience in sustainability issues can provide the Trust with insight related to sustainable development, corporate social responsibility, stakeholder driven goals and corporate accountability in order to achieve transparency and maximize shareholder value and corporate stewardship.

Risk Oversight	Trustees who have experience in identifying, assessing and mitigating risks can provide the Trust with insight regarding compliance matters, market conditions and overall risk profile of the Trust.
The following sets forth the business experience during at least the past five years of each trustee nominee. The years of trustee service indicated for each trustee nominee include service for the Trust’s predecessors. In addition, the following includes, for each trustee nominee, a brief discussion of the specific experiences, qualifications, attributes and skills that led to the conclusion that such trustee nominee should serve on the Board in light of the goals set forth above. Each of the trustee nominees listed below is currently a member of the National Association of Corporate Directors (“NACD”).
Richard L. Federico
Richard L. Federico has been a trustee since 2018 and is an independent trustee. Mr. Federico served as Non-Executive Chairman of P.F. Chang’s China Bistro Inc., a causal dining restaurant chain (“P.F. Chang’s”), from February 2016 to March 2019. He previously served as the Chairman and Chief Executive Officer or Co-Chief Executive Officer of P.F. Chang’s, as applicable, from September 1997 to March 2015 and as Executive Chairman from March 2015 to February 2016. Mr. Federico joined P.F. Chang’s as President in 1996, when he also began his service on its board of directors. Prior to joining P.F. Chang’s, Mr. Federico held a number of leadership positions in the restaurant industry including roles at Steak and Ale, Orville Beans and Bennigan’s restaurants as well as Grady’s Goodtimes and Brinker International Restaurants. Mr. Federico has served on the board of directors of Domino’s Pizza, Inc., a NYSE-listed company, since February 2011. He also sits on the boards of directors of several private companies in the food industry and was previously the chairman of the board of directors of Jamba, Inc. Mr. Federico is a Founding Director of Chances for Children.
Mr. Federico’s extensive knowledge of the hospitality and food service industries, senior leadership experience and experience as a director of other publicly-traded companies led the Nominating & Governance Committee to conclude Mr. Federico should continue to serve as a member of the Board.
Arthur H. Goldberg
Arthur H. Goldberg has been a trustee since 1988 and is an independent trustee. Mr. Goldberg is currently the Chairman of the Jewish Federation of South Palm Beach County. Mr. Goldberg was a Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm, from 2002 to 2015. Mr. Goldberg served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002 and as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993. Mr. Goldberg also has extensive experience serving on the board of directors of public companies, including Avantair, Inc., North Shore Acquisition Corp. and Atlantic Realty Trust.
Mr. Goldberg’s significant investment banking experience, relationships and familiarity with public equity offerings and transactional matters, as well as his knowledge of the Trust based on his 30 plus years of service, led the Nominating & Governance Committee to conclude Mr. Goldberg should continue to serve as a member of the Board.
Brian L. Harper
Brian L. Harper has been a trustee since 2018 and has served as President and Chief Executive Officer of the Trust since June 2018. Prior to joining the Trust, Mr. Harper served as Chief Executive Officer of Rouse Properties, a real estate investment company, where he also served as the Chief Operating Officer from April 2015 to July 2016 and served as Executive Vice President of Leasing and Marketing as well as Executive Vice President of Leasing and Acquisitions from January 2012 to April 2015. Mr. Harper was previously the Senior Vice President of Leasing for General Growth Properties, a publicly-traded retail real estate investment trust (“REIT”). Mr. Harper has over 19 years of experience in the retail real estate industry, and brings significant expertise in real estate operations, redevelopment and site densification as well as strong relationships with leading retailers. He has won several awards, including Chain Store Age’s 10 Under 40 in Real Estate. Mr. Harper also sits on the board of Autism Speaks.
Mr. Harper’s knowledge of and experience in the retail real estate industry and his role as President and Chief Executive Officer of the Trust led the Nominating & Governance Committee to conclude that Mr. Harper should continue to serve as a member of the Board.
Joanna T. Lau
Joanna T. Lau has been a trustee since 2019 and is an independent trustee. Ms. Lau currently serves as the Chief Executive Officer of Lau Acquisition Corporation d/b/a Lau Technologies, an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau has served in this role since she founded Lau Acquisition Corporation in 1990. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric before founding Lau Acquisition Corporation. Ms. Lau has served as a member of the board of directors of Designer Brands Inc., an NYSE-listed North American footwear and accessories designer, since 2008.  Ms. Lau’s previous public board experience also includes serving on the board of directors of INSO Corporation, ITT Educational Services, Inc., FSI International,Inc., BostonFed Bancorp, Inc. and TD Banknorth Inc.
Ms. Lau’s extensive board experience, strong technological background and retail industry expertise led the Nominating & Governance Committee to conclude that Ms. Lau should continue to serve as a member of the Board.

David J. Nettina
David J. Nettina has served as Chairman of the Board since 2019 and as a trustee since 2012 and is an independent trustee. Mr. Nettina has served as the Managing Principal of Briarwood Capital Group, LLC, since 2001, through which he develops residential and commercial real estate. Mr. Nettina served as the Co-Chief Executive Officer of Career Management, LLC from 2009 to 2013 and has served as Chief Executive Officer since 2013. Prior to 2009, Mr. Nettina served as the President, Chief Financial Officer and Chief Real Estate Officer of American Financial Realty Trust (“AFRT”), a publicly-traded net lease real estate investment trust, from March 2005 to April 2008. From 1997 to 2001, Mr. Nettina served as President and Chief Financial Officer and Chief Operating Officer of SL Green Realty Corp., a publicly-traded real estate investment trust which owns and operates Manhattan commercial office real estate. Prior to joining SL Green Realty Corp., Mr. Nettina held various executive management positions for more than 11 years with The Pyramid Companies, a developer, owner and operator of 20 regional malls in the Northeast, including serving as the Chief Financial Officer. Prior to his service at The Pyramid Companies, Mr. Nettina served in a number of roles in the consumer banking division of Citicorp. Mr. Nettina also formerly served as the chairman of the board of directors of Mastrioanni Bros., Inc., a privately held commercial banking company in Albany, New York and as a member of the board of directors of Frontera Investment, Inc.
Mr. Nettina’s 33 years of extensive knowledge of the real estate industry and experience as a leader of publicly-traded real estate investment trusts, as well as the other attributes noted above, including with respect to corporate finance, accounting and capital markets, led the Nominating & Governance Committee to conclude Mr. Nettina should continue to serve as a member of the Board.
Laurie M. Shahon
Laurie M. Shahon has been a trustee since 2015 and is an independent trustee. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon was a director of KCG Holdings, Inc. (and its predecessor) from 2006 until its sale in 2017. She is currently a director of Boston Mutual Life Insurance Company and its wholly-owned subsidiary Life Insurance Company of Boston and New York. Ms. Shahon is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of more than ten public companies over the past 25 plus years, including The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk Inc.
Ms. Shahon’s significant experience in the financial services, retail and securities industries, as the founder of a private direct investment firm, as a director of other publicly-traded companies as well as her extensive finance and accounting knowledge, combined with the attributes noted above, led the Nominating & Governance Committee to conclude Ms. Shahon should continue to serve as a member of the Board.
Andrea M. Weiss
Andrea M. Weiss has been a trustee since 2018 and is an independent trustee. Ms. Weiss has extensive specialty retail experience having served in several senior executive positions with dELIA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc. and Ann Taylor Stores, Inc. She is the Founder and current President and Chief Executive Officer of Retail Consulting, Inc. and has served as its President and Chief Executive Officer since its formation in October 2002. Ms. Weiss is also the Co-Founder and current Managing Member of The O Alliance LLC, a new branch of Retail Consulting, Inc. Ms. Weiss has served on the board of directors of Cracker Barrel Old Country Store, Inc. since 2003, Bed, Bath & Beyond since May 2019 and O’Reilly Autoparts since May 2019. Ms. Weiss also serves on several private advisory boards, including as the Chair of Red Apple Stores. Previously, Ms. Weiss served on the boards of directors of Chico’s FAS, Inc., NutriSystem Inc., GSI Commerce, Inc., Ediets.com, Inc., The Pep Boys-Manny, Moe & Jack, Grupo Cortefiel and Brookstone, Inc. In 2016, Ms. Weiss was named by the NACD as one of America’s Top 100 Directors and in 2017, Ms. Weiss achieved NACD Leadership Board Fellowship status, the highest credential awarded for independent board members.
Ms. Weiss’s significant experience in the specialty retail field, business entrepreneurship experience and service as a director of other publicly-traded companies led the Nominating & Governance Committee to conclude Ms. Weiss should continue to serve as a member of the Board.
The chart below summarizes and highlights characteristics and skills of our trustees that we believe are integral to the long-term success of the Trust, which have been gained by such trustee through his or her current or previous positions. The characteristics below are taken into account by the Nominating & Governance Committee in conjunction with all other nominee qualifications, but are not deciding factors.

Experience/Skills	Federico	Goldberg	Harper	Lau	Nettina	Shahon	Weiss
Senior Leadership	X	X	X	X	X	X	X
Public CEO/Previous Public CEO Experience	X		X
Risk Oversight	X	X	X	X	X	X	X
REITs/Real Estate		X	X		X	X	X
Asset Management		X	X		X
Capital Markets/Investment Banking		X	X		X	X
Government/Public Policy				X
Financial Literacy	X	X	X	X	X	X	X
Technology				X			X
Public Company Board and Corporate Governance	X	X	X	X	X	X	X
Sustainability	X	X	X	X	X	X	X
Retail Consumer Products and Hospitality/Entertainment	X		X		X		X
Business Entrepreneurship, Transactional and Strategic Planning	X	X	X	X	X	X	X
Talent Management	X	X	X	X	X	X	X

TRUSTEE INDEPENDENCE
Our Corporate Governance Guidelines provide that a majority of our trustees must qualify as independent for purposes of the NYSE listing standards and the applicable rules promulgated by the SEC. The NYSE listing standards set forth objective requirements for a trustee to satisfy, at a minimum, in order to be determined independent by the Board. In addition, the NYSE listing standards require the Board to consider all relevant facts and circumstances, including the trustee’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in making such a determination. The Board has affirmatively determined, after considering all of the relevant facts and circumstances, including all applicable relationships of which the Board had knowledge, that each of Messrs. Federico, Goldberg, and Nettina and each of Mses. Lau, Shahon and Weiss are independent trustees under the requirements of the NYSE listing standards. In determining that each of Mses. Lau and Weiss qualified as an independent trustee, our Board considered that (1) each serves as a non-employee director for a company which is a tenant at the Trust’s properties, (2) neither Ms. Lau nor Ms. Weiss, as applicable, receives any benefit, directly or indirectly, with regard to payments made by the tenants to the Trust, and (3) the transactions between each of the tenants and the Trust were arms-length transactions undertaken in the ordinary course of business.
The Audit Committee of the Board (the “Audit Committee”), Compensation Committee of the Board (the “Compensation Committee”) and Nominating & Governance Committee are composed entirely of independent trustees.

MAJORITY VOTING RESIGNATION POLICY
Our Corporate Governance Guidelines include a policy approved by the Board to be followed if any trustee nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election.  In such event, our Corporate Governance Guidelines provide that the applicable trustee shall tender his or her resignation for consideration by the Nominating & Governance Committee. The Nominating & Governance Committee will recommend to the Board the action to be taken with respect to such resignation. The Board will disclose its decision with respect to the resignation within 90 days following certification of the shareholder vote.

BOARD MATTERS
THE BOARD OF TRUSTEES
General
The Board has general oversight responsibility of the Trust’s affairs and the trustees, in exercising their fiduciary duties, represent and act on behalf of the shareholders. Although the Board does not have responsibility for the Trust’s day-to-day management, it stays regularly informed about the Trust’s business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the Trust’s strategic and financial planning process, leadership development, as well as other functions carried out through the Board committees as described below. The Board, led by the Nominating & Governance Committee, also performs an annual performance review of the Board.
Board Leadership
The Board does not have a specific policy on whether the Chairman should be a non-employee Trustee or if the Chairman and Chief Executive Officer positions should be separate. In accordance with our Corporate Governance Guidelines, if the Chairman is also the Chief Executive Officer of the Trust, then one of the independent members of the Board will be named as Lead Trustee. The Board believes either circumstance provides sufficient checks and balances and is appropriate to further the interests of shareholders of the Trust. Currently, Mr. Nettina, an independent trustee, is the Chairman of the Board, a position he has held since June 2019.
The Board believes that its independent trustees are deeply engaged and provide significant independent leadership and direction given their executive and Board experience. See “Proposal 1— Election of Trustees — Trustee Background and Qualifications”. The independent trustees are the sole members of the Audit, Compensation and Nominating & Governance Committees, which oversee critical matters of the Trust such as the integrity of the Trust’s financial statements, the compensation of executive management, the nomination and evaluation of trustees and the development and implementation of the Trust’s corporate governance policies and structures. The independent trustees also meet regularly in executive session without management participation at Board and committee meetings and have access to independent advisors as they deem appropriate. The executive sessions are chaired by our Chairman who is an independent trustee. Management supports this oversight role through its tone-at-the-top and open communication.
Oversight of Risk Management
The Board is responsible for overseeing the Trust’s risk management process, focusing on the Trust’s general risk management strategy and the most significant risks facing the Trust. This oversight is administered by the Board and its committees primarily through:

•	review and approval of management’s annual business plan and long-term strategic plan;

•
at least quarterly review, including the review and discussion of regular periodic reports to the Board and its committees, of business developments, strategic plans and implementation, liquidity, debt maturities and financial results and the risks related thereto, market conditions, leasing activity, cybersecurity, potential legal claims and various other matters related to our business;

•	oversight of succession planning;

•	oversight of capital spending and financings;

•	direct oversight of specific areas of our business by the Compensation Committee, Audit Committee and Nominating & Governance Committee, including:

◦
the Audit Committee is specifically responsible for discussing with management the guidelines and policies that govern the process by which the Trust’s exposure to risk is assessed and managed and may, as part of this responsibility, discuss or consider major financial risk exposures and the steps management has taken to monitor and control such exposures;

◦
the Audit Committee’s oversight of the Trust’s financial reporting, internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy thereof, and the Trust’s cybersecurity;

◦	the Nominating & Governance Committee’s leadership with respect to the corporate governance policies of the Trust and the self-evaluation assessments of the Board and committees; and

◦
the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Trust’s business plan, as well its review of compensation plans generally and the related risks;

•
regular periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a real estate investment trust; and

•	the required approval by the Board (or a designated committee thereof) of certain transactions and investments including, among others, acquisitions, dispositions and developments.

The Board also relies on management to bring significant matters affecting the Trust to its attention.

Given its role in the risk oversight of the Trust, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow the Board to effectively oversee the management of such risks, and while the Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the Board selected its current leadership structure over other potential alternatives.

See the discussion under the heading “—Board Leadership” above for a discussion of why the Board has determined that its current leadership structure is appropriate.
Oversight of Environmental, Social and Governance (“ESG”) and Other Key Areas
We continue to advance our commitment to sustainability, with a focus on achieving goals in each of the Environmental, Social and Governance (“ESG”) areas of sustainability. We believe that sustainability initiatives are a vital part of supporting our primary goal to maximize value for our shareholders. The Board oversees our ESG-related efforts and, in such capacity, receives periodic updates from management on ESG-related topics and provides high-level guidance to our management on these topics.
Our commitment to ESG principles starts with our employees. We are establishing a culture of diversity and inclusion that intentionally attracts and retains talented employees to work in an engaging and energetic team environment that shares a passion for innovation, transparency and excellence. Currently, 54% of our employee population is female. Our employees are awarded competitive compensation packages, including healthcare benefits for employees and their families, participation in a 401(k) plan, paid time-off benefits and employee referral bonuses. In addition, we strive to provide our employees with a healthy work-life balance through RPT Remote, our flexible work initiative, and our newly enacted Parental Leave Policy. We are also focused on creating healthy workspaces and promoting health and wellness for our employees and their families. In 2019, we won Michigan’s Best and Brightest in Wellness for the seventh year in a row. The Best and Brightest in Wellness awards program honors organizations that are making their workplaces, their employees and the community a healthier place to live and work. We are also devoted to philanthropy initiatives and partner with organizations that are committed to improving the overall quality of life in our communities. Each month, we support a local community organization through charitable giving or volunteerism.

In 2019, we established our initial long-term sustainability goals with regard to the reduction of electricity consumption, water usage and waste diversion, focusing on our objectives of safeguarding the environment while improving the energy efficiency of our portfolio and lowering operating costs. Our initial goals are as follows:

•	reduce electricity consumption in landlord controlled areas by 25% by 2026 (using 2018 as our baseline) and install LED lighting at 35 properties by 2025;

•	install irrigation controls at 30 properties by 2022 and reduce water consumption by approximately 15 million gallons of water per year; and

•	institute recycling programs at all of our shopping centers and divert 35% of all waste from our shopping centers by 2023.

Additionally, our New York corporate office is LEED Silver and we started a Smart Center pilot program at two of our centers. In 2020, we intend to file RPT’s first Global Real Estate Sustainability Benchmark assessment, providing more transparency regarding our sustainability polices, initiatives and performance.

Further, we realize the importance of having a diverse Board comprised of different skill sets, experiences, ages, ethnicity and gender. Starting in 2018, we focused on refreshing the Board electing three new trustees, two of which are women, to the Board. In doing so, we reduced average trustee tenure from 18 years to 6 years and significantly enhanced the depth and breadth of experience of existing trustees, adding experience in the retail, technology and hospitality sectors. As a result of these trustee transitions, 50% of RPT’s independent trustees are women.
Prohibition on Hedging and Pledging
The Trust has adopted an anti-hedging and pledging policy that prohibits its trustees and executive officers from (1) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Shares or other equity securities, and (2) pledging, hypothecating or otherwise encumbering Shares or other equity securities as collateral for indebtedness, including holding such Shares in a margin account.The Trust does not have any practices or policies regarding the ability of any other employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Trust’s equity securities.
Meetings
In 2019, the Board held seven meetings. Independent trustees generally hold scheduled executive sessions in which independent trustees meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board.
Trustees are expected to regularly attend Board and the appropriate Board committee meetings. Each trustee attended at least 75% of the aggregate of (1) the total number of meetings of our Board in 2019 held during the period for which he or she has been a trustee and (2) the total number of meetings in 2019 of all committees of our Board on which the Trustee served during the periods that he or she served. We do not have a policy with regard to Board members’ attendance at annual shareholder meetings; however, all of the trustees attended the 2019 annual meeting of shareholders.

COMMITTEES OF THE BOARD
The Board has delegated various responsibilities and authority to Board committees and each committee regularly reports on its activities to the Board. Each committee, except the Executive Committee, has regularly scheduled meetings and is comprised exclusively of independent trustees, in accordance with the NYSE listing standards. The Audit, Compensation and Nominating & Governance Committees operate under written charters approved by the Board, which are reviewed annually by the respective committees and the Board and are available on the Trust’s website under “Investors—Corporate Governance—Governance Documents” at www.rptrealty.com. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The table below sets forth the current membership and 2019 meeting information for the four standing committees of the Board:

Name	Audit	Compensation	Nominating & Governance	Executive
Richard L. Federico	X	X	—	—
Arthur H. Goldberg	X	Chair	—	X
Brian L. Harper	—	—	—	X
Joanna T. Lau	Chair	—	X	—
David J. Nettina	X	—	—	Chair
Laurie M. Shahon	X	X	Chair	X
Andrea M. Weiss	—	X	X	—
Meetings in 2019	5	4	3	—

Audit Committee
We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	the Trust’s accounting and financial reporting process;

•	the integrity of the Trust's financial statements;

•	the Trust’s system of disclosure controls and procedures and internal control over financial reporting;

•	the performance of the Trust’s internal audit function;

•	the Trust's compliance with financial, legal and regulatory requirements; and

•	the Trust’s overall risk assessment and management.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. See “Audit Committee Disclosure” and “Report of the Audit Committee” for additional information on the responsibilities and activities of the Audit Committee.
The Board has determined that each of Messrs. Federico, Goldberg and Nettina and Mses. Lau and Shahon qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC based on the relevant experience of each set forth under “Proposal 1—Election of Trustees—Trustee Background and Qualifications.” The qualification as an “audit committee financial expert” does not impose upon such person any duties, obligations or liabilities that are greater than are generally imposed on such person as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Compensation Committee
We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•
reviewing and approving corporate goals and objectives relating to the compensation of the Trust’s Chief Executive Officer, evaluating the performance of the Trust’s Chief Executive Officer in light of these goals and objectives and determining and approving the compensation of the Trust’s Chief Executive Officer based on such evaluation;

•	determining and approving the compensation of all executive officers of the Trust;

•	reviewing, implementing and administering the Trust’s equity-based and incentive plans;

•	reviewing the Trust’s executive compensation policies and plans;

•	assisting management in complying with the Trust’s proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in the Trust’s annual proxy statement; and

•	recommending changes, if appropriate, to the compensation of non-employee directors.
See “Compensation Discussion and Analysis” and “Compensation Committee Report” for additional information on the responsibilities and activities of the Compensation Committee.

Nominating & Governance Committee

We have adopted a Nominating & Governance Committee charter, which details the principal functions of the Nominating & Governance Committee, including:

•	identifying and recommending to the Board qualified candidates for election as trustees and recommending nominees for election as trustees at the annual shareholders meeting;

•	overseeing the evaluation of the Board;

•	serving in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Trust and the conduct of the Board;

•	developing and recommending to the Board corporate governance guidelines and fulfilling the responsibilities assigned to it under such guidelines;

•	annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines; and

•	developing and recommending to the Board a Code of Business Conduct and Ethics.

Identification of Trustee Candidates
The Nominating & Governance Committee identifies individuals qualified to become members of the Board and recommends that the Board select the nominees for the Board for the annual shareholders meeting. The Nominating & Governance Committee establishes criteria for the selection of new Board members, including specific minimum qualifications that the Nominating & Governance Committee believes must be met by recommended nominees, and any specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Board members to possess. See “Proposal 1—Election of Trustees—Trustee Background and Qualifications” for a discussion of the experience, mix of skills, independence from management and other qualities of the trustees and nominees that the Nominating & Governance Committee considers, in light of the Trust’s business and structure, to ensure appropriate Board composition.
The Nominating & Governance Committee does not solicit trustee nominations, but will consider nominee recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are timely made and otherwise in accordance with the Trust’s Amended and Restated Bylaws (the “Bylaws”) and applicable law. The Nominating & Governance Committee will apply the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by shareholders are to follow the procedures outlined under “Additional Information—Presentation of Shareholder Proposals and Nominations at 2021 Annual Meeting” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a trustee nominee.
Executive Committee
The Executive Committee is permitted to exercise all of the powers and authority of the Board, except as limited by applicable law and the Bylaws.

CORPORATE GOVERNANCE
The Board and management are committed to responsible corporate governance to ensure that the Trust is managed for the benefit of its shareholders. To that end, the Board and management periodically review and update the Trust’s corporate governance policies and practices as appropriate or required by applicable law, the NYSE listing standards or SEC regulations.
Code of Business Conduct and Ethics and Guidelines on Corporate Governance
The Trust has adopted a Code of Business Conduct and Ethics which sets forth basic principles to guide the conduct of trustees and the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. The code covers numerous topics including illegal or unethical behavior, conflicts of interest, compliance with laws, accounting and financial reporting practices, harassment, corporate opportunities and confidentiality. A copy of the Trust’s Code of Business Conduct and Ethics is available on the Trust’s website under “Investors—Corporate Governance—Governance Documents” at www.rptrealty.com. Any waiver or material amendment that relates to the trustees or certain executive officers of the Trust will be publicly disclosed in such subsection on the Trust’s website within four business days of such action.
The Trust has also adopted Corporate Governance Guidelines, which address, among other things, a trustee’s responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating & Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board. A copy of the Trust’s Corporate Governance Guidelines is available on the Trust’s website under “Investors—Corporate Governance—Governance Documents” at www.rptrealty.com.
A copy of the Trust’s committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036.
Amendment to Declaration of Trust

On February 28, 2020, we amended our Declaration of Trust to increase the number of Shares that we are authorized to issue from 120,000,000 to 240,000,000 in connection with the establishment of our new at-the-market equity program pursuant to which we may sell up to $100,000,000 of Shares. The amendment to our Declaration of Trust was approved by our Board and, as permitted by our Declaration of Trust and Maryland law, was not required to be approved by shareholders, which provides our Board with greater flexibility to more quickly and efficiently authorize the issuance of Shares in circumstances where our Board believes it is in the best interests of our shareholders. Prior to this amendment, more than 88% of our total authorized Shares were issued or reserved for issuance, and this amendment did not increase our total number of authorized Shares by more than 100% of the total number of Shares authorized prior to this amendment.

TRUSTEE COMPENSATION
The Compensation Committee and Board believe that trustees should receive a mix of cash and equity. Compensation paid to the non-employee trustees is intended to provide incentives to such persons to continue to serve on the Board, to further align the interests of the Board and shareholders and to attract new trustees with outstanding qualifications. Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board or any committees thereof; therefore, Mr. Harper is excluded from the trustee compensation table below.
2019 Non-Employee Trustee Annual Cash Retainer and Meeting Fees
In 2019, each non-employee trustee received an annual cash retainer equal to approximately $40,000 and an annual equity retainer, consisting of a grant of restricted Shares, valued at approximately $90,000 (or 7,693 restricted Shares). The restricted Shares were granted on July 1, 2019 and vest in full on the first anniversary of the grant date. The chair of each of the Audit Committee, Compensation Committee, Nominating & Governance Committee and, if a non-employee trustee, the Executive Committee, received additional cash retainers of $25,000, $10,000, $10,000 and $5,000, respectively. The cash retainer for the chair of the Audit Committee was increased from $15,000 to $25,000 on April 1, 2019 for 2019 due to the time and attention required by that committee on an ongoing basis. Mr. Nettina, in his capacity as Chairman of the Board, also received an additional annual cash retainer of $100,000. The cash retainers are payable in quarterly installments and are prorated to reflect service on the Board and in the applicable role. The Trust also reimburses all trustees for expenses incurred in connection with attending any meetings or performing their duties as trustees. There were no additional fees paid per meeting attended.
Stock Ownership Guidelines
The Trust's stock ownership guidelines for non-employee trustees require such persons to hold directly a number of Shares (including unvested restricted Shares) having a market value no less than three times the then current annual stock grant denominated in Shares for all trustees. New trustees have a five-year period to comply with the guidelines. The Compensation Committee reviews the minimum equity holding level and other market trends and practices on a periodic basis. The Compensation Committee has confirmed that all trustees currently satisfy the guidelines or are within the time period to become compliant.
Deferred Fee Plan
The Trust maintains a Deferred Fee Plan for trustees. A trustee may elect to defer the annual retainer (including any fees paid to a trustee for serving as chairman of a committee or the Board) earned for services provided during a subsequent calendar year (“Deferral Year”) by completing and filing a proper deferred fee agreement with the Secretary of the Trust no later than December 31 of the year prior to the Deferral Year. Any Shares deferred will be credited to a deferred share account and will be entitled to receive distributions, which at the Trustee’s election will either be paid in cash or will be reinvested in Shares. A trustee may modify or revoke his or her existing fee deferral election only on a prospective basis, only for fees to be earned in a subsequent calendar year and only if such trustee executes a new deferred fee agreement or revokes his or her existing deferred fee agreement in writing by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective. The trustee must elect the end of the deferral period at the time of such election and, except for limited circumstances, no trustee shall have any right to make any early withdrawals from the trustee’s deferred fee accounts.

2019 Trustee Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Total ($)
Richard L. Federico	40,000	90,000	130,000
Arthur H. Goldberg	50,000	90,000	140,000
Joanna T. Lau(4)	37,453	90,000	127,453
David J. Nettina(5)	101,099	90,000	191,099
Laurie M. Shahon	50,000	90,000	140,000
Andrea M. Weiss	40,000	90,000	130,000
Stephen R. Blank(6)	38,187	—	38,187
Joel M. Pashcow(6)	14,437	—	14,437

(1)	Represents amounts earned in 2019 with respect to the cash retainers.

(2)
Represents the aggregate grant date fair value of restricted Share awards granted during the year ended December 31, 2019, calculated as the closing price per Share on the NYSE on July 1, 2019 (i.e., $11.70) multiplied by the number of Shares granted. As of December 31, 2019, each of the non-employee trustees held 7,693 unvested restricted Shares or deferred Shares, as applicable, that had been granted by us as trustee compensation. As of December 31, 2019, none of the non-employee trustees held any unexercised options.

(3)	In 2019, Mr. Goldberg elected to defer his entire equity retainer under the Trust’s Deferred Fee Plan for Trustees.

(4)
Represents fees earned from April 29, 2019, the date of Ms. Lau’s appointment as a trustee, with respect to her service as a non-employee trustee, and additional fees earned from July 29, 2019, the date of Ms. Lau’s appointment as chair of the Audit Committee, with respect to her service as the Chair of the Audit Committee.

(5)
Includes fees earned through July 29, 2019 for Mr. Nettina’s service as Chair of the Audit Committee through such date as well as fees earned from June 27, 2019, the date of Mr. Nettina’s appointment as Chairman of the Board, with respect to his service as Chairman of the Board.

(6)	Represents fees earned through April 29, 2019. Messrs. Blank and Pashcow did not stand for re-election at the 2019 annual meeting of shareholders.

COMMUNICATION WITH THE BOARD
Any shareholder or interested party who desires to communicate with the Board or any specific trustee(s) can write to the Board at the following address: Board of Trustees, c/o Secretary, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, NY 10036. All communications received by the Trust’s Secretary which are addressed to the Board or a Board committee will be forwarded directly to the members of the Board.
Shareholders, Trust employees, officers, trustees or any other interested persons who have concerns or complaints regarding accounting or auditing matters of the Trust are encouraged to contact, anonymously or otherwise, the Chair of the Audit Committee (or any trustee who is a member of the Audit Committee) at the address above. Such submissions will be treated confidentially.

EXECUTIVE OFFICERS
The executive officers of the Trust serve at the pleasure of the Board. The executive officers of the Trust as of the record date are as follows:

Name	Age	Title
Brian L. Harper	44	Trustee; President and Chief Executive Officer
Michael P. Fitzmaurice	41	Executive Vice President and Chief Financial Officer
Timothy Collier	46	Executive Vice President - Leasing
Raymond J. Merk	60	Senior Vice President and Chief Accounting Officer
See “Proposal 1—Election of Trustees—Trustee Background and Qualifications” for biographical and other information regarding Mr. Harper.
Michael P. Fitzmaurice
Michael P. Fitzmaurice has been Executive Vice President and Chief Financial Officer since June 2018. Mr. Fitzmaurice was employed with Retail Properties of America, Inc., an NYSE-listed retail shopping center REIT, as Senior Vice President of Finance from September 2017 to June 2018, Vice President of Capital Markets & Investor Relations from January 2017 to September 2017 and Vice President of Finance from August 2012 to January 2017. Prior to Retail Properties of America, Inc., Mr. Fitzmaurice spent 11 years at General Growth Properties, a publicly-traded retail REIT that was taken private in 2018, in various finance, capital markets and accounting roles. In addition, Mr. Fitzmaurice spent two years with Equity Office Properties as a Manager with the Investments/Due Diligence team. Mr. Fitzmaurice received his B.S. in finance from the University of Illinois at Chicago.
Timothy Collier
Timothy Collier has served as Executive Vice President of Leasing since August 2018. Mr. Collier has over 20 years of experience in the real estate industry and was formerly with Acadia Realty Trust, an NYSE-listed equity REIT, serving most recently as their Senior Vice President of Leasing from January 2016 to August 2018, Vice President of Leasing from January 2013 to December 2015, and Director of Leasing from May 2011 to December 2012. Mr. Collier has also worked at Kimco Realty and Pyramid Management Group in various leasing roles. Mr. Collier received his B.A. from State University of New York at Oswego, is a Licensed Real Estate Salesperson in the Commonwealth of Massachusetts and a member of the ICSC.
Raymond J. Merk
Raymond J. Merk served as the Trust’s acting principal financial officer from April 2018 to June 2018 and has served as the Trust’s Chief Accounting Officer since March 2017, having joined the Trust, originally on an interim basis, in September 2016. Prior to joining the Trust, Mr. Merk worked as an independent consultant since June 2016 and as a consultant for Robert Half International Inc., a global human resource consulting firm, from June 2015 through May 2016. From April 2010 through April 2013, Mr. Merk was the vice president of finance for DynaVox Systems, LLC. Mr. Merk served as Chief Financial Officer and corporate secretary of DynaVox Systems, LLC from May 2013 through May 2015. In addition, Mr. Merk served as the Chief Financial Officer and corporate secretary of DynaVox Inc., DynaVox Systems Holdings, LLC and DynaVox Intermediate LLC, the holding company parents of DynaVox Systems, LLC, from May 2013 through March 2014. DynaVox Inc., DynaVox Systems Holdings, LLC, and DynaVox Intermediate LLC filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in April 2014. Mr. Merk holds a B.S. in Business Administration from Ohio Northern University. Mr. Merk is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS
This section of the proxy statement explains how the Trust’s compensation programs are designed and operated in practice with respect to our named executive officers. In this “Compensation Discussion and Analysis,” we refer to our President and Chief Executive Officer, Brian L. Harper, our Executive Vice President and Chief Financial Officer, Michael P. Fitzmaurice, our Executive Vice President-Leasing, Timothy Collier, and our Senior Vice President and Chief Accounting Officer, Raymond J. Merk, collectively, as our named executive officers. The discussion and analysis also covers compensation and benefits for 2019 for Catherine Clark, who served as our Executive Vice President-Transactions through June 29, 2019. See “Compensation Discussion and Analysis—Departure of Ms. Clark and 2019 Compensation” for more information regarding Ms. Clark’s departure. For all other sections in this proxy statement, Ms. Clark is also included in the term “named executive officers.”

EXECUTIVE SUMMARY
Key Highlights
The following are key highlights of our 2019 compensation program for our named executive officers:

•
Superior Operating and Financial Performance for 2019. We experienced strong operating and financial performance during 2019. Our same property NOI growth was among the highest in the retail real estate industry at 4.1%. We were also able to significantly improve our non-anchor occupancy percentage, meet our strategic disposition target, improve our net debt to EBITDA ratio and exceed the midpoint of our initial Operating FFO per share guidance. As a result, all of the key operating and financial performance metrics that were included in the annual cash bonus program for our named executive officers were achieved at or above the target levels that the Compensation Committee established and all but one was achieved at or above the maximum level.

•
Joint Venture Transaction. During 2019, the Trust entered into a joint venture with an affiliate of GIC Private Limited, Singapore’s sovereign wealth fund (“GIC”). The joint venture was a significant strategic transaction for the Trust that served to validate the strength of the Trust’s operating platform and the quality of its assets. The transaction provided the Trust with $118.3 million of capital from the formation of the venture and potential access to additional private equity capital to accelerate the Trust’s entry into high growth target markets. In light of the significance of the joint venture and its transformational potential for the Trust, the Committee awarded a discretionary, special bonus of $350,000 to Mr. Harper in recognition of our completion of this joint venture.

•
TSR Outperformance. Our superior operating and financial performance helped to drive outperformance in our total shareholder return, or TSR, relative to our peers. During the three-year period ended December 31, 2019, our TSR was in the 87th percentile of the publicly-traded shopping center REITs that we include in our peer group for purposes of our performance-based restricted share units. Our performance-based restricted share units are intended to align each named executive officer’s compensation with the performance we deliver to our shareholders. Accordingly, the awards covering this three-year period were earned near the maximum and the awards with ongoing performance periods were on track to be earned between target and maximum levels.

•
Strong Say-on-Pay Support; Consistent Overall Structure. We have consistently had strong shareholder support for our say-on-pay proposals, including the proposal submitted at the 2019 annual meeting of shareholders. The Compensation Committee has considered the results of these votes and viewed them as indicative of shareholders’ overall satisfaction with the manner in which we compensate our named executive officers. Overall, for 2019, we maintained the same general structure of the compensation programs for our named executive officers as we had in the past.

KEY COMPENSATION PRACTICES

WHAT WE DO
✓	Pay for performance and create alignment with shareholders
✓	Include robust hurdles in our incentive plans
✓	Pay a significant percentage of total compensation for our CEO and other named executive officers in equity
✓	Follow robust equity ownership guidelines for our trustees and named executive officers
✓	Adopted a clawback policy with respect to incentive payments
✓	Require a double trigger for cash severance and accelerated vesting of 2019 equity awards in connection with a change in control

WHAT WE DON'T DO
X	No dividends or distributions paid on unvested equity awards granted in the future
X	No excise tax gross-up provisions
X	No single trigger cash severance or accelerated vesting of 2019 equity awards in connection with a change in control
X	Don't allow trustees or officers to hedge or pledge our securities

OVERVIEW OF THE 2019 COMPENSATION PROGRAM
The following table sets forth each material element of compensation in the 2019 executive compensation program and describes how each is intended to satisfy one or more of the Trust’s compensation objectives, as well as key features of the compensation elements that address such objectives.

Element of Compensation	Compensation Objectives	Key Features
Base Salary
•    Provide a minimum, fixed level of cash compensation

•    Important factor in retaining and attracting key employees in a competitive marketplace

•    Preserve an employee’s commitment during downturns in the general economy, the REIT industry and/or equity markets

•    Changes based on an evaluation of the individual's experience, current performance, potential for advancement and comparison to peer groups

•    18.3% of CEO target compensation and 32.4% - 46.5% of other NEO target compensation

Annual Cash Bonus Program
•    Incentive for the achievement of short-term Trust performance

•    The bonus plan enhances “pay-for-performance” compensation and ensures greater transparency for the most significant executives

•    Assist in retaining, attracting and motivating employees in the near term

•    Our named executive officers are eligible for bonuses upon the achievement of specified targets; target bonuses range from 40-125% of base salary

•    All of our named executive officers received formulaic bonuses in 2019, with our CEO receiving a one-time, discretionary bonus in light of the Trust’s successful formation of the joint venture with GIC

•    22.9% of CEO target compensation and 18.6% - 24.3% of other NEO target compensation

Long-Term Share-Based Incentive Awards	• Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value • Enhance shareholder-management alignment
•    50% of target award amount consists of performance-based restricted share units, with potential to earn 0% - 200% of target based on relative total shareholder return compared to peer companies over three-year performance period

•    50% of target award amount consists of service-based restricted shares vesting over three years

•    58.7% of CEO target compensation and 34.9% - 43.2% of other NEO target compensation

Change in Control/ Severance Benefits
•    Retain and attract employees in a competitive market

•    Encourage appropriate risk taking

•    Mitigate disincentives to pursuit of shareholder friendly change in control transactions that may result in job loss

•    Ensure continued dedication of employees in case of personal uncertainties or risk of job loss

•    Double trigger (change in control and actual or constructive termination of employment) required for cash severance

•    Reasonable cash severance multiples - 1-2x annual base salary and annual cash bonus.

•    See “—Employment Agreements and Severance and Change in Control Arrangements” for a description of the material terms of such agreements.

2019 TARGET ANNUAL COMPENSATION
The following table sets forth the target annual compensation for the Trust’s named executive officers in 2019:

Name	Annual Base Salary ($)	Target Annual Bonus ($)(1)	Target Long-Term Incentive Award (Performance- Based Rest. Share Units) ($)	Long-Term Incentive Award- (Service Based Rest. Stock) ($)	Target Annual Compensation 2019 ($)	Target Performance- Based Compensation (% of Target Comp.) (2)
Brian L. Harper	750,000	937,500	1,200,000	1,200,000	4,087,500	52%
Michael P. Fitzmaurice	450,000	337,500	300,000	300,000	1,387,500	46%
Timothy Collier	400,000	260,000	225,000	225,000	1,110,000	44%
Raymond J. Merk	257,500	103,000	96,557	96,557	553,614	36%

(1)	Does not include the discretionary, one-time bonus of $350,000 that the Compensation Committee paid to Mr. Harper in light of the Trust’s successful formation of the joint venture with GIC.

(2)	Represents Target Annual Cash Bonus plus Target Long-Term Incentive Award (Performance-Based Restricted Share Units), divided by Target Annual Compensation 2019.

2019 RESULTS AND EARNED COMPENSATION
Annual Cash Bonus
2019 STIP. Pursuant to the Trust’s formulaic cash bonus program (the “2019 STIP”), all our named executive officers received bonuses calculated by reference to the objective, performance goals established for the 2019 STIP, and, as a result, were eligible to earn bonuses either at, above or below pre-established target bonus amounts.
The table below sets forth the 2019 STIP goals, the relative weight given to each goal, the specific hurdles and the Trust’s actual performance relative to such hurdles.

2019 STIP Goals	Weight	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	Percentage of Target Bonus Earned
Operating FFO per share (1)	30%	$1.00	$1.05	$1.15	$1.09	42.6%
Same property NOI growth	20%	2.0%	2.5%	3.5%	4.1%	40.0%
Strategic dispositions	10%	N/A	$68.5M	N/A	> $68.5M	10.0%
Non-anchor occupancy percentage (2)	20%	86.5%	87.5%	88.5%	88.6%	40.0%
Ratio of net debt to EBITDA (3)	20%	6.8x	6.7x	6.6x	6.2x	40.0%
	100%					172.6%

(1)	Represents Operating FFO per diluted share for 2019 as publicly reported, excluding bonus expense for above target performance.

(2)	Excluded the impact of unanticipated tenant bankruptcy.

(3)	Represents ratio of net debt to annualized proforma adjusted EBITDA as December 31, 2019 as publicly reported, excluding bonus expense for above target performance.

The table below sets forth the target annual cash bonuses for 2019 and the annual cash bonuses actually earned in 2019 by each of the Trust’s named executive officers under the 2019 STIP:

Name	2019 Base Salary ($)	2019 Target Bonus Percentage of Base Salary	Target Annual Cash Bonus 2019 ($)	Earned Annual Cash Bonus 2019 ($)
Brian L. Harper	750,000	125%	937,500	1,618,125
Michael P. Fitzmaurice	450,000	75%	337,500	582,525
Timothy Collier	400,000	65%	260,000	448,760
Raymond J. Merk	257,500	40%	103,000	177,778
Discretionary Special Bonus. In addition to bonuses under the 2019 STIP, special bonuses may be awarded at the discretion of the Compensation Committee. For 2019, the Compensation Committee awarded a discretionary, special bonus of $350,000 to Mr. Harper in recognition of our completion of the joint venture with GIC. The joint venture was a significant strategic transaction for the Trust that served to validate the strength of the Trust’s operating platform and the quality of its assets. The transaction provided the Trust with $118.3 million of capital from the formation of the venture and potential access to additional private equity capital to accelerate the Trust’s entry into high growth target markets. The Compensation Committee awarded the special bonus to Mr. Harper in light of the significance of the joint venture and its transformational potential for the Trust.
Performance-Based Restricted Share Units (“PSU”)
We have granted performance-based restricted share units to our named executive officers with performance criteria relating to the percentile rank of our relative total shareholder return, or TSR, during the performance period compared to peer companies. The table below provides a summary of the status of the earning of these performance-based restricted share units based on our relative TSR performance through December 31, 2019:

Status at December 31, 2019
Awards	Performance Period	Performance Criteria	Percentile Rank	Actual Earned/ Projected
2017 PSU	Jan. 2017 - Dec. 2019	Earned based on relative TSR during the performance period as set forth below: - Below 33rd percentile: 0% earned - 33rd - 50th percentile: 50%-100% earned - 50th - 90th percentile: 100%-200% earned	87th	191.7% - Earned
2018 PSU (Annual)	Jan. 2018 - Dec. 2020		80th	175.0% - Projected
2018 PSU (Inducement)	Grant dates in 2018 - Dec. 2020		80th	175.0% - Projected
2019 PSU	Jan. 2019 - Dec. 2021		65th	136.8% - Projected
Mr. Merk was the only of our named executive officers who had performance-based restricted share units with the 2017-2019 performance period. Based on the performance set forth above, Mr. Merk earned 7,766 Shares.
The following table sets forth the number of performance-based restricted share units each of our named executive officers held, at target, as of December 31, 2019:

Name	2017 PSUs (at target)	2018 PSUs (Annual) (at target)	2018 PSUs (Inducement) (at target)	2019 PSUs (at target)
Brian L. Harper	—	—	371,966	99,586
Michael P. Fitzmaurice	—	—	25,571	24,896
Timothy Collier	—	—	17,189	18,672
Raymond J. Merk	4,052	4,731	—	8,013

2019 COMPENSATION DETERMINATIONS - DISCUSSION
Base Salary
In 2019, there were no changes to annual base salaries other than an increase in the base salary for our Chief Accounting Officer from $250,000 to $257,500. This 3.0% annual increase was consistent with the increase for 2019 that we generally provided to all of our officers across our organization who were in good standing. The annual base salaries for Messrs. Harper, Fitzmaurice and Collier equaled the minimum amounts provided for in the employment agreements and offer letters with these executives.
Annual Cash Bonus
2019 STIP. Pursuant to the 2019 STIP, all of our named executive officers received bonuses calculated by reference to the performance goals established for the 2019 STIP, and, as a result, were eligible to earn bonuses either at, above or below pre-established target bonus amounts based on the Trust’s achievement of the 2019 STIP goals.
The criteria selected as performance goals for the 2019 STIP were selected because they were expected to be key shareholder value drivers of the Trust. The following were the criteria selected for the 2019 STIP and additional reasons why the Compensation Committee selected such criteria for inclusion within the 2019 STIP:

•
Operating FFO per share. Funds from operations (“FFO”) is a widely-used non-GAAP measure of financial performance for REITs to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gain on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Operating funds from operations (“Operating FFO”) is an alternative measure of financial performance used by us because it adjusts FFO for certain items that we believe enhance the comparability of our Operating FFO from period to period.

•
Same property NOI growth. Same property net operating income (“NOI”) growth is used to measure the financial performance of properties that were owned by us in a similar manner during both the current and prior reporting periods. Same property NOI consists of (1) rental income and other property income, before straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fees less (2) real estate taxes and all recoverable and non-recoverable operating expenses other than straight-line ground rent expense, in each case, including our share of these items from our R2G Venture LLC unconsolidated joint venture. Our same property NOI consists of NOI from our same property portfolio and excludes certain property related employee compensation, benefits and travel expense and non-comparable operating income and expense.

•
Strategic dispositions. Completing strategic dispositions and acquisitions can help us improve the overall quality and growth potential of our portfolio, enhance our operating performance and provide us with liquidity to repay indebtedness or use for other purposes. Completing a certain level of dispositions of non-core assets was a key strategic goal for us during 2019.

•
Non-anchor occupancy percentage. The occupancy levels of our properties have a direct impact on the current and future cash flows of our business. Increasing our non-anchor occupancy percentage was a key strategic goal for us during 2019.

•
Ratio of net debt to EBITDA. Appropriately managing the amount of our debt in relation to our earnings is important to manage overall risk, retain access to debt capital markets and limit the cost of our existing and future borrowings. The ratio of net debt to EBITDA is a commonly used metric to assess companies overall debt levels. We calculate our net debt by subtracting our cash, cash equivalents and restricted cash (including our pro rata share from our unconsolidated entities) from the total of our consolidated notional debt and finance lease obligations, in each case, as of the end of the period for which the ratio is presented. We calculate EBITDA, for purposes of this ratio, based on our annualized proforma adjusted EBITDA for the most recent quarterly period ended as of the end of the period for which the ratio is presented. EBITDA is calculated as net income, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. Proforma adjusted EBITDA excludes other items that we believe enhance comparability across periods and are listed as adjustments in the applicable reconciliation that we make public available and includes proforma adjustments for acquisitions and dispositions occurring during the quarter to treat them as if they occurred at the start of each quarter.

Further details regarding the calculation of non-GAAP measures described above may be obtained from the detailed reconciliations included in our quarterly earnings releases posted on our website.

Under the 2019 STIP, the Compensation Committee established bonus payout levels for each named executive officer at threshold (50% of target incentive), target (100% of target incentive) or maximum (200% of target incentive) for each of the goals (other than the strategic dispositions goal), with a linear increase between such levels. The Compensation Committee also established target bonus amounts as a percentage of annual base salary for each of our named executive officers under the 2019 STIP, with no changes from the percentages of annual base salary that were used in 2018. Target bonus amounts for Messrs. Harper, Fitzmaurice, Collier and Merk equaled the minimum amounts provided for in the employment agreements and offer letters with these executives. The 2019 STIP goals, the relative weight given to each goal, the specific hurdles, the Trust’s actual performance relative to such hurdles and the target and actual bonus amounts are set forth above under “—2019 Results and Earned Compensation.”
Discretionary Cash Bonus. In addition to bonuses under the 2019 STIP, special bonuses may be awarded at the discretion of the Compensation Committee. For 2019, the Compensation Committee awarded a discretionary, special bonus of $350,000 to Mr. Harper in recognition of our completion of the joint venture with GIC. The joint venture was a significant strategic transaction for the Trust that served to validate the strength of the Trust’s operating platform and the quality of its assets. The transaction provided the Trust with $118.3 million of capital from the formation of the venture and potential access to additional private equity capital to accelerate the Trust’s entry into high growth target markets. The Compensation Committee awarded the special bonus to Mr. Harper in light of the significance of the joint venture and its transformational potential for the Trust.
Long-Term Incentive Compensation
In February 2019, the Compensation Committee approved long-term incentive compensation awards to the named executive officers in the amounts set forth below:

Name	Long-Term Incentive Plan Award ($)	Target Restricted Share Units (Performance-Based) (#)	Restricted Shares (Service-Based) (#)
Brian L. Harper	2,400,000	99,586	99,586
Michael P. Fitzmaurice	600,000	24,896	24,896
Timothy Collier	450,000	18,672	18,672
Raymond J. Merk	193,114	8,013	8,013
For 2019, based on a review of competitive market data and our desire to move compensation toward the median of our peer group, the Compensation Committee decided to increase the target amount of the long-term incentive compensation awards made to Mr. Harper by 20% above his target amount for 2018. The target amount of the long-term incentive compensation awards made to Messrs. Fitzmaurice and Collier remained the same as they were for 2018, which are the minimum target amounts provided for in the employment agreement and offer letter, respectively, with these executives. The target amount of the long-term incentive compensation awards made to Mr. Merk increased slightly in order to remain at 75% of Mr. Merk’s annual base salary.
The long-term incentive awards consisted one-half of grants of service-based restricted shares and one-half of performance-based restricted share units based on the amounts that could be earned based on target performance.
The service-based restricted shares vest in three equal installments on the anniversaries of the date of grant, subject to continued employment. The executives are entitled to receive dividends on these shares, whether vested or not, at the same rate per share as the dividends per share paid to our common shareholders. For future grants under our 2019 Omnibus Long-Term Incentive Plan, the Trust will retain all dividends that otherwise would have been paid on unvested restricted shares and those amounts will only be paid if and when the shares vest.
The performance-based restricted share units may be earned based on the percentile rank of our relative total shareholder return over the three-year period from January 1, 2019 to December 31, 2021 compared to 17 peer companies, as set forth in the following table, with a linear increase in payout between the performance levels up to a maximum of 200%.

Performance Level	Comparative Total Shareholder Return	Percentage of Target Number of Shares
Threshold	33rd	50%
Target	50th	100%
Maximum	90th	200%

None of the restricted share units will be earned if our TSR is below the 33rd percentile.
The seventeen peer companies utilized for purposes of these performance-based restricted share units are the following publicly traded shopping center REITs, which were selected based on the Compensation Committee’s view that such REITs were the Trust’s primary competitors for shareholder investment: Acadia Realty Trust, Agree Realty Corporation, Brixmor Property Group Inc., Cedar Realty Trust, Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Kite Realty Group Trust, Regency Centers Corporation, Retail Opportunity Investments Corp., Retail Properties of America, Inc., Saul Centers, Inc., Seritage Growth Properties, SITE Centers Corp., Urban Edge Properties, Urstadt Biddle Properties Inc., Washington Prime Group, Inc., and Weingarten Realty Investments.
The performance-based restricted share units are also subject to service-based vesting, based on continued employment through March 1, 2022.
Upon satisfaction of the specified performance measures and service-based vesting, any performance-based restricted share units earned will be settled in the form of unrestricted shares. The Trust does not pay dividend equivalents on performance-based restricted share units, and dividends are only payable with respect to the shares issued upon settlement of the restricted share units from and after the date of issuance.
Departure of Ms. Clark and 2019 Compensation
On June 29, 2019, Ms. Clark retired as the Trust’s Executive Vice President-Transactions and resigned from her executive position. In connection with her retirement, pursuant to the transition agreement entered into with the Trust, Ms. Clark agreed to continue to provide services to the Trust through December 31, 2019, in exchange for a gross amount of $6,636 per bi-weekly pay period and received as severance one-time, lump-sum payments in the amounts of (1) $432,302, reflecting a twelve month continuation of Ms. Clark’s annual base salary of $345,052, plus a pro rata bonus payment of $87,250, calculated based on her average annual bonus payments for the two most recently completed fiscal years of the Trust; (2) $67,101, representing the unvested amount of Ms. Clark’s performance award for the 2016-2018 performance period; (3) $35,922, to assist with securing continuing health coverage under COBRA; and (4) $87,250 following Ms. Clark’s final separation from the Trust, representing the balance of her unpaid 2019 bonus payment, following execution of an irrevocable general release of claims. Ms. Clark also received a one-time lump sum payment of $20,703 for accrued but unused paid time off and/or vacation time as of her resignation. In addition, upon Ms. Clark’s retirement, 29,118 restricted Shares vested as of June 29, 2019. All other outstanding equity, including unvested performance shares held by Ms. Clark, were forfeited as of June 29, 2019.
For 2019, Ms. Clark’s base salary was $345,052 and her target cash bonus award was $138,021, representing 40% of her base salary, which was structured in the same manner as the 2019 STIP for the Trust’s other named executive officers. In addition, prior to Ms. Clark’s resignation, the Committee established Ms. Clark’s target long-term equity incentive award for the 2019 compensation program at $258,786, which was also structured in the same manner as the awards for the Trust’s other named executive officers. Ms. Clark forfeited the performance-based portion of these awards upon her retirement. Ms. Clark’s base salary and target cash bonus and long-term equity incentive compensation for 2019 were determined based on the same considerations as those for the same type of compensation received by our other named executive officers for 2019.

EXECUTIVE COMPENSATION AND RELATED POLICIES
Severance Arrangements
The Trust has employment agreements with Messrs. Harper and Fitzmaurice and offer letters with Messrs. Collier and Merk that provide for specified severance benefits, including termination upon a change in control. The Trust also has a Change in Control Policy applicable to executive officers of the Trust, which applies to Messrs. Collier and Merk. In addition, our performance-based restricted share units provide for acceleration of vesting and/or earning in connection with a change in control or termination of employment in certain circumstances. See “—Employment Agreements and Severance and Change in Control Arrangements” below for a summary of these arrangements.
We believe that providing predetermined severance benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change in control helps to further align the interests of our executives and our shareholders in the event of a potentially attractive proposed change in control transaction following which one or more of our executives may be expected to be terminated. We also believe that that providing predetermined severance benefits for our executives in the event they are terminated without cause encourages these executives to engage in appropriate risk-taking activities and, because the severance level is determined up front, makes it easier for us to terminate these executives without the need for protracted negotiations over severance. Additionally, many of our competitors have severance and change in control arrangements with named executive officers and having such arrangements are critical for the attraction and retention of talented, well qualified executives.
Share Ownership Guidelines
The Trust’s share ownership guidelines for executive officers require our executive officers to hold directly a number of Shares (including unvested restricted Shares) having a market value equal to a multiple of their then current base salary; the Chief Executive Officer's multiple is six and all other executive officers’ multiple is three. The Committee reviews the minimum equity holding level and other market trends and practices on a periodic basis. The Committee has confirmed that all executive officers currently satisfy the guidelines or are within the time period to become compliant.
Clawback Policy
In February 2020, we adopted a clawback policy that allows the Trust to recoup cash and equity incentive compensation paid to, earned by or granted to our executive officers during the three-year period preceding either a restatement of the Trust’s financial statements or the determination by the Committee that a material miscalculation of a performance metric occurred that resulted from fraud or any other intentional misconduct by any of our executive officers. In such circumstances, the Trust may recoup the amount of cash and equity incentive compensation that was paid, earned or granted as a result of either the incorrectly reported financial results of the Trust that were the subject of the restatement or the material miscalculation that would not have been paid, earned or granted, as applicable, if determined based on correctly reported financial results or the correct calculation of the performance metric. Our clawback policy applies to all cash and equity performance-based incentive compensation with a performance period beginning on or after January 1, 2020.
Prohibition on Hedging and Pledging
The Trust has adopted an anti-hedging and pledging policy that prohibits its trustees and executive officers from (1) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Shares or other equity securities, and (2) pledging, hypothecating or otherwise encumbering Shares or other equity securities as collateral for indebtedness, including holding such Shares in a margin account. The Trust does not have any practices or policies regarding the ability of any other employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Trust’s equity securities.
Timing and Pricing of Share-Based Grants
The Trust does not coordinate the timing of share-based grants with the release of material non-public information. Annual equity grants for executive officers and other employees are generally made at the first Committee meeting each year with a grant date as of such approval or shortly thereafter. Further, awards that are subject to performance measures are generally granted at the first Committee meeting of the year following satisfaction of such performance measures. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.
Trading Limitations
In addition to the restrictions set forth in SEC regulations, the Trust has an insider trading policy, which among other things, prohibits Trustees, executive officers and other employees from engaging in short sales, trading in options or participating in any other speculative investments relating to the Trust’s shares.

TAX AND ACCOUNTING CONSIDERATIONS
Deductibility of Executive Compensation
The Committee has reviewed the Trust’s compensation policies in light of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the IRC, which generally limits deductions by a publicly-held corporation for compensation paid to certain executive officers to $1,000,000 per annum. These limits have not historically applied to the Trust, because it is structured as an Umbrella Partnership REIT, or UPREIT. In December 2019, the Internal Revenue Service proposed new regulations that may cause the limits on deductibility under Section 162(m) to apply to the Trust’s executive compensation programs despite its UPREIT structure. Although the Committee is currently considering the impact of these proposed regulations, and intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements, the Committee is committed to providing competitive compensation and willing to exceed the limit on deductibility to attract and retain talented executives.

Change in Control Payments
Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments,” generally defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (the five-year average of Form W-2 compensation). Additionally, IRC Section 4999 imposes a 20% excise tax on any person who receives such excess parachute payments.
The Trust’s share-based plans entitle participants to payments in connection with a change in control that may result in excess parachute payments. Further, the employment agreements of Messrs. Harper and Fitzmaurice, the offer letters of Messrs. Collier and Merk, as well as the Change in Control Policy for the benefit of executive officers, entitle such persons to payments upon termination of employment following a change in control that may constitute excess parachute payments. In the event that any payment or benefit constitutes an excess parachute payment under Section 280G of the IRC subject to an excise tax, the executive will not be entitled to a tax gross-up payment; however, the executive’s payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

COMPENSATION PHILOSOPHY AND BENCHMARKING
The Trust’s compensation program for named executive officers is designed to:

•	establish and reinforce the Trust’s pay-for-performance philosophy;

•	motivate and reward the achievement of specific annual and long-term financial and strategic goals of the Trust;

•	link actual compensation earned to the relative performance of the Trust’s total shareholder return as compared against the peer companies;

•	attract, retain and motivate key executives critical to the Trust’s operations and strategies; and

•	be competitive relative to peer companies.
The Compensation Committee recognizes that a compensation program must be flexible to address all of its objectives.
The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”), a nationally recognized third-party compensation consulting firm, to assist the Committee in determining our executive compensation for 2019. Among other things, Meridian provided the Compensation Committee with competitive market data from a peer group developed by the Compensation Committee with the assistance of our Chief Executive Officer and Meridian. Our peer group, along with other market data, used for benchmarking our executive compensation program for fiscal year 2019 was the same as our peer group for 2018. Our 2019 peer group, which represented companies with similar businesses and annual revenues and market capitalization comparable to ours, included the following companies:

Acadia Realty Trust	Regency Centers Corporation
Cedar Realty Trust, Inc.	Saul Centers, Inc.
Federal Realty Investment Trust	Urban Edge Properties
Kite Realty Group Trust	Urstadt Biddle Properties, Inc.
Retail Opportunity Investments Corp.	Washington Prime Group Inc.
Retail Properties of America, Inc.	Weingarten Realty Investors

The 2019 peer group data presented to the Compensation Committee included information regarding base salary, annual cash bonus, total annual compensation and long-term incentive compensation. For each of these categories, Meridian presented information comparing our compensation to the compensation paid by these companies at the 25th, 50th and 75th percentiles for comparable positions. For purposes of 2019 compensation, the Compensation Committee used this peer group data to gain a greater understanding of market practices in connection with establishing base salaries, target annual cash bonus amounts and target values for annual long-term incentive compensation, all of which were established in early 2019. The Compensation Committee did not target a single percentile or range of percentiles to be used consistently for all of our executives, but rather used this information in connection with a number of factors, including, among others, the individual experience and skills of, and expected contributions from, our executives, the difficulty that we would have in replacing each of our executives and current economic conditions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2019 and the proxy statement for the 2020 annual meeting of shareholders.

The Compensation Committee

Arthur Goldberg (Chair)
Richard L. Federico
Laurie M. Shahon
Andrea M. Weiss

COMPENSATION RISKS
We reviewed our compensation policies and practices for employees to determine whether they encourage unnecessary or excessive risk-taking. Due to the greater emphasis placed on incentive compensation at higher levels of our organization, and the fact that these individuals are more likely to make decisions that impact corporate performance and could have a material adverse effect on us, the review focused primarily on our executive compensation policies and practices. Based on this review, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us. Our conclusion was based primarily on the following findings:

•	vesting schedules for restricted shares and restricted share units cause management to have a significant amount of unvested awards at any given time;

•	our executive compensation program has a significant focus on long-term equity compensation;

•
the goals for our long-term incentive compensation program are based on overlapping three-year periods and relative TSR performance, reducing the impact of short-term volatility and aligning management with our long-term success;

•	incentive compensation opportunities are capped and therefore do not incentivize employees to maximize short-term performance at the expense of long-term performance;

•
we have a clawback policy that will allow us to recoup incentive compensation in the event of a restatement or material miscalculation that resulted from fraud or any other intentional misconduct by one of our executive officers;

•	our compensation levels and opportunities are in keeping with appropriate competitive practice; and

•	our executives and trustees are expected to maintain an ownership interest in our Trust, which aligns their interests with those of shareholders.

EXECUTIVE AND TRUSTEE COMPENSATION PROCESS
The Compensation Committee typically meets several times each year in connection with the consideration and determination of executive compensation. As the timing of many compensation decisions follows a predictable annual schedule, regular meetings and general agenda topics are scheduled well in advance by the Compensation Committee. Special meetings are scheduled as needed by the Compensation Committee, and specific meeting agendas are prepared at the direction of the chair of the Compensation Committee and our Chief Executive Officer. In certain circumstances, the Compensation Committee may also take actions by written consent to address compensation matters that have been previously discussed and/or are summarized by our Chief Executive Officer, a consultant engaged by the Compensation Committee or other advisor to the Trust or the Compensation Committee.

The Compensation Committee of our Board has the authority to determine all compensation payable to our executive officers. In 2018, the Compensation Committee engaged Meridian to conduct a competitive review of our executive compensation program, including a written report providing competitive analysis of compensation levels for our executives and Meridian’s recommendations with respect to the mix of our executive compensation and the structure of our cash and equity incentive programs, which the Compensation Committee utilized in connection with negotiating employment arrangements with Messrs. Harper, Fitzmaurice and Collier during 2018. This report was subsequently used as the basis for structuring 2019 compensation, which was unchanged from 2018 compensation. The Compensation Committee and the chair of the Compensation Committee consulted with Meridian during early 2019 in connection with the finalization of 2019 compensation decisions regarding base salaries and the target amounts for, and the structure of, our cash and equity incentive programs for 2019. For 2019, each executive’s target annual cash bonus was linked in a formulaic manner to the achievement of specific, objectively measurable goals. For 2019, the Compensation Committee considered the recommendations of the Chief Executive Officer regarding the design and implementation of the executive compensation program because he has significant involvement in, and knowledge of, the Trust’s business goals, strategies and performance, the overall effectiveness of the executive officers and each person’s individual contribution to the Trust’s performance. For each named executive officer, the Compensation Committee was provided a compensation recommendation as well as information regarding historical earned compensation, the individual’s experience, current performance, potential for advancement and other subjective factors. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers.

The Board and/or the Compensation Committee review our trustee compensation annually. In February 2019, the Compensation Committee engaged Meridian to evaluate the structure and competitiveness of our non-employee trustee compensation and recommend changes, as appropriate. Based on this review, the Compensation Committee declined to make any changes to base trustee compensation, though the Compensation Committee did approve one-time payments to the chairs of the Nominating & Corporate Governance Committee and Audit Committee in recognition of extraordinary contributions during 2018, as well as increases to the annual amount of the cash retainer paid to the chair of the Audit Committee. In July 2019, following consultation between the chair of the Compensation Committee and Meridian, the Compensation Committee approved the annual amount of the cash retainer paid to the chairman of the Trust’s board in addition to his standard compensation as a trustee of the Trust. In October 2019, the Compensation Committee revisited the overall structure of our non-employee trustee compensation and approved additional changes to further align with market practice, and to ensure the attraction and retention of qualified trustees.
In compliance with the SEC and the NYSE requirements regarding independent of compensation consultants, Meridian provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Meridian and the partners, consultants and employees who service the Compensation Committee on executive compensation matters.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The table below sets forth information regarding the total compensation paid to or earned by the named executive officers in 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Brian L. Harper(3)	2019	750,000	350,000	1,772,631	1,618,125	3,000	4,493,756
President and CEO	2018	377,885	1,011,000	6,517,047	—	141,819	8,047,751
Michael P. Fitzmaurice	2019	450,000	—	443,149	582,525	3,000	1,478,674
Executive VP and CFO	2018	225,000	426,000	614,215	—	137,061	1,402,276
Timothy Collier	2019	400,000	—	332,362	448,760	3,000	1,184,122
Executive VP-Leasing	2018	146,154	136,850	439,351	—	2,123	724,478
Raymond J. Merk	2019	257,500	—	142,631	177,778	35,416	613,325
Senior VP and Chief Accounting Officer	2018	250,000	200,000	97,790	—	20,491	568,281
Catherine Clark(4)	2019	263,879	—	532,690	—	646,278	1,442,847
Former Executive VP-Transactions	2018	335,002	184,000	233,734	—	3,000	755,736
	2017	331,191	165,000	202,517	—	3,000	701,708

(1)
The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The awards in the Stock Awards column for 2019, 2018 and 2017 relate to service-based restricted shares and performance-based restricted share units granted in 2019, 2018 and 2017, respectively. The amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of each share of service-based restricted shares granted is calculated as the closing price of the shares as of the grant date. The grant date fair value of the performance-based restricted share units are based on the probable outcome of the performance conditions on the grant date for financial statement reporting purposes under FASB ASC Topic 718 and consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated or actual forfeitures. The valuations of performance-based restricted share units granted in 2019 assume a risk free interest rate of 2.54% and stock price volatility level of 22.9%. Assuming that maximum performance is achieved under the performance-based restricted share units granted in 2019, the value at the grant date of these performance-based restricted share units would have been as follows: Mr. Harper—$2,400,022; Mr. Fitzmaurice—$599,994; Mr. Collier—$449,996; Mr. Merk—$193,113; and Ms. Clark—$258,786. The grant date fair value of awards granted to our named executive officers in 2019 is reflected in the “Grants of Plan-Based Awards in 2019” table.

(2)
For 2019, the following named executive officers received payments and/or benefits included under "All Other Compensation" (other than severance payments to Ms. Clark, which are described in footnote (4) below):

a.Mr. Harper—$3,000 in 401(k) plan company match;
b.Mr. Fitzmaurice—$3,000 in 401(k) plan company match;
c.Mr. Collier—$3,000 in 401(k) plan company match;

d.
Mr. Merk—$32,416 housing reimbursement, which amount includes $9,789 for the tax gross up paid in connection with this reimbursement pursuant to Mr. Merk's offer letter; and $3,000 in 401(k) plan company match; and

e.Ms. Clark—$3,000 in 401(k) plan company match.

(3)	“Bonus” for 2019 includes Mr. Harper's special, discretionary cash bonus of $350,000 awarded in connection with the Trust’s formation of a joint venture with GIC.

(4)
Amounts reported reflect that Ms. Clark ceased to be employed by the Trust effective June 29, 2019. “Base Salary” includes bi-weekly payments of $6,636 for services provided by Ms. Clark to the Trust for the period from July 1, 2019 through December 31, 2019. “Stock Awards” includes $341,554, representing the value of 29,118 restricted Shares that the Trust agreed to vest in connection with Ms. Clark’s retirement, based on the Trust’s closing share price of $11.73 on June 26, 2019. In addition to the amounts set forth in footnote (2) above, “All Other Compensation” for 2019 also includes the following amounts paid to Ms. Clark in connection with her separation from the Trust: (i) $519,552, representing lump sum payments equal to Mr. Clark’s 2019 base salary and estimated 2019 STIP payments accrued during 2019, (ii) $67,101, representing the unvested amount of Ms. Clark’s performance award for the 2016-2018 performance period, (iii) $35,922 for continued health insurance coverage, and (iv) a one-time, lump sum payment of $20,703 for accrued paid time off.

GRANTS OF PLAN-BASED AWARDS IN 2019
The following table provides information about plan-based awards granted to the named executive officers in 2019.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian L. Harper	03/01/19	02/05/19	—	—	—	49,793	99,586	199,172	—	572,620
	03/01/19	02/05/19	—	—	—	—	—	—	99,586	1,200,011
	—	—	468,750	937,500	1,875,000	—	—	—	—	—
Michael P. Fitzmaurice	03/01/19	02/05/19	—	—	—	12,448	24,896	49,792	—	143,152
	03/01/19	02/05/19	—	—	—	—	—	—	24,896	299,997
	—	—	168,750	337,500	675,000	—	—	—	—	—
Timothy Collier	03/01/19	02/05/19	—	—	—	9,336	18,672	37,344	—	107,364
	03/01/19	02/05/19	—	—	—	—	—	—	18,672	224,998
	—	—	130,000	260,000	520,000	—	—	—	—	—
Raymond J. Merk	03/01/19	02/05/19	—	—	—	4,007	8,013	16,026	—	46,074
	03/01/19	02/05/19	—	—	—	—	—	—	8,013	96,557
	—	—	51,500	103,000	206,000	—	—	—	—	—
Catherine Clark	03/01/19	02/05/19	—	—	—	5,369	10,738	21,476	—	61,743
	03/01/19	02/05/19	—	—	—	—	—	—	10,738	129,393
	06/26/19	06/26/19	—	—	—	—	—	—	29,118	341,554

(1)
Represents cash payouts that were possible pursuant to the 2019 STIP. See “Compensation Discussion and Analysis—2019 Compensation Determinations-Discussion—Annual Cash Bonus—2019 STIP” for a description of these awards.

(2)
All awards in this column relate to shares of performance-based restricted shares under our 2012 Omnibus Long-Term Incentive Plan (the “2012 Plan”). See “Compensation Discussion and Analysis—2019 Compensation Determinations-Discussion—Long-Term Incentive Compensation” for a description of these awards. The performance-based restricted shares granted to Ms. Clark were unvested at the time of her resignation and, accordingly, were forfeited.

(3)	All awards in this column relate to shares of service-based restricted shares under the 2012 Plan.

(4)
The amounts reported reflect the fair value computed in accordance with FASB ASC Topic 718 for the service-based restricted shares and performance-based restricted share units awarded in 2019 under the 2012 Plan.

Narrative Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis.”
In 2019, we granted restricted share awards and performance-based restricted share units to each of our named executive officers, as described in the Grants of Plan-Based Awards in 2019 table. The vesting of each award is subject to acceleration in connection with certain termination triggering events as described below under “—Employment Agreements and Severance and Change in Control Arrangements—Long-Term Incentive Plan Awards.” For restricted shares granted in 2017, 2018 and 2019, we pay dividends to holders, whether vested or not, at the same rate per share as dividends per share paid to our common shareholders. Beginning in 2020, we will no longer pay dividends to holders of unvested restricted shares. For performance-based restricted share units, holders are not entitled to any dividends, or the accumulated value of such dividends, during the performance period. Once the performance-period ends, earned performance-based restricted share units will be settled in an equal number of Shares that participate in dividends at the same rate per share as all other common shareholders; provided that, as a result of limitations contained in the 2012 Plan, if any recipient becomes entitled to receive more than 100,000 Shares, the amount in excess of 100,000 Shares will be settled in cash based on the value of the Shares on the date on which the number of performance-based restricted share units that is earned is determined.
The terms of the employment agreements, offer letters and other agreements that we have entered into with our named executive officers are described below under “—Employment Agreements and Severance and Change in Control Arrangements.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brian L. Harper	217,036	3,264,221	943,104	14,184,284
Michael P. Fitzmaurice	41,940	630,778	100,934	1,518,048
Timothy Collier	30,130	453,155	71,722	1,078,699
Raymond J. Merk	21,993	330,775	25,488	383,339
Catherine Clark	—	—	—	—

(1)	For Messrs. Harper, Fitzmaurice, Collier and Merk, includes the following:

Name	2019 Award(a)	2018 Service-Based Inducement Awards	2018 Award(e)	Earned 2017 Performance-Based Restricted Share Unit Award(f)	2017 Award(g)
Brian L. Harper	99,586	117,450(b)	—	—	—
Michael P. Fitzmaurice	24,896	17,044(c)	—	—	—
Timothy Collier	18,672	11,458(d)	—	—	—
Raymond J. Merk	8,013	—	3,784	7,766	2,430

(a)	Represents unvested restricted share awards granted for 2019, with one-third scheduled to vest on each of March 1, 2020, 2021 and 2022, subject to continued employment through such dates.

(b)
Represents unvested portion of restricted share awards granted as inducement awards in connection with Mr. Harper’s employment agreement, with one-third having vested on June 15, 2019 and one-third scheduled to vest on each of June 15, 2020 and 2021, subject to continued employment through such dates.

(c)
Represents unvested portion of restricted share awards granted as inducement awards in connection with Mr. Fitzmaurice’s employment agreement, with one-third having vested on June 18, 2019 and one-third scheduled to vest on each of June 18, 2020 and 2021, subject to continued employment through such dates.

(d)
Represents unvested portion of restricted share awards granted as inducement awards in connection with Mr. Collier’s offer letter, with one-third having vested on August 6, 2019 and one-third scheduled to vest on each of August 6, 2020 and 2021, subject to continued employment through such dates.

(e)
Represents unvested restricted share unit awards granted for 2018, with one-fifth having vested on March 1, 2019 and one-fifth scheduled to vest on each of March 1, 2020, 2021, 2022 and 2023, subject to continued employment through such dates.

(f)
Represents unvested performance-based restricted share units granted in 2017 with respect to the performance period that began on January 1, 2017 and ended on December 31, 2019, which were earned following the Committee’s determination of the Trust’s performance at the conclusion of the performance period. The earned units vested on March 6, 2020 and were settled in unrestricted Shares.

(g)
Represents unvested restricted share unit awards granted for 2017, with one-fifth having vested on each of March 20, 2018 and 2019 and one-fifth scheduled to vest on each of March 1, 2020, 2021 and 2022, subject to continued employment through such dates.

(2)	Based upon the $15.04 closing price of the Shares on the NYSE on December 31, 2019, the last business day of the fiscal year.

(3)
Reflects performance-based restricted share units that were outstanding and for which the performance period had not ended as of December 31, 2019. The number of these performance-based units that were outstanding as of December 31, 2019, which equals the target amount that could be earned, is set forth in the table below. In accordance with SEC rules, the number of units set forth in the table above includes the maximum amount of the performance-based restricted share units that may be earned (i.e., 200% of the target amount).

Name	2019 Performance-Based Inducement Awards(a)	2018 Performance-Based Inducement Award(b)	2018 Performance-Based Restricted Share Unit Award(e)
Brian L. Harper	99,586	371,966(b)
Michael P. Fitzmaurice	24,896	25,571(c)
Timothy Collier	18,672	17,189(d)
Raymond J. Merk	8,013		4,731

(a)
Represents performance-based restricted share units granted in 2019. Each award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the three-year performance period from January 1, 2019 through December 31, 2021, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2022, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2019, the restricted share units would have been earned at a level between target and maximum performance.

(b)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from June 15, 2018 through December 31, 2020, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2021, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2019, the restricted share units would have been earned at a level between target and maximum performance.

(c)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from June 18, 2018 through December 31, 2020, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2021, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2019, the restricted share units would have been earned at a level between target and maximum performance.

(d)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from August 6, 2018 through December 31, 2020, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2021, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2019, the restricted share units would have been earned at a level between target and maximum performance.

(e)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the three-year performance period from January 1, 2018 through December 31, 2020, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2021, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2019, the restricted share units would have been earned at a level between target and maximum performance.

OPTION EXERCISES AND STOCK VESTED IN 2019
The following table provides information on restricted share awards held by each named executive officer that vested in 2019. No options were exercised by named executive officers in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brian L. Harper	58,745	746,649
Michael P. Fitzmaurice	8,527	109,487
Timothy Collier	5,731	68,543
Raymond J. Merk	1,757	20,686
Catherine Clark	37,271	450,112
(1)    Amounts reflect the market value of the Shares on the vesting date.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

The following section describes the employment agreements and offer letters that we have with the named executive officers as well as other severance or change in control agreements, arrangements or policies, including applicable terms of the equity awards, pursuant to which we have agreed to make payments or provide benefits to our named executive officers in connection with a termination of employment or change in control. The Trust, in its discretion, may also decide to provide payments or benefits that are not specifically required pursuant to these agreements, arrangements or policies in connection with any particular termination or change in control.
Brian L. Harper’s Employment Agreement
The Trust entered into an employment agreement with Mr. Harper on April 4, 2018. The term of Mr. Harper's employment under the employment agreement is through June 30, 2021. Under the employment agreement, Mr. Harper is entitled to (1) an annual base salary of no less than $750,000, which will be reviewed annually, (2) participate in the Trust’s short-term incentive program (i.e., annual cash bonus program), with a target award each year equal to 125% of annual base salary and (3) participate in the Trust’s long-term incentive program, with a target award that is not less than $2,000,000.
The employment agreement also entitled Mr. Harper to receive a cash sign on bonus of $500,000 and inducement equity awards consisting of (1) restricted Shares valued at $2,250,000 based on the closing price on the day prior to Mr. Harper’s start date, vesting ratably on each of the first three anniversaries of the grant date and (2) performance-based restricted share units, with a number of units at target equal to $4,750,000 based on the closing price on the day prior to Mr. Harper’s start date, entitling Mr. Harper to earn up to 200% of the target amount based on the Trust’s relative TSR during a performance period from the grant date to December 31, 2020 as compared to peer companies. Mr. Harper's employment agreement provides for other benefits, such as paid vacation, and health and insurance benefits, generally consistent with those provided to the Trust's executive officers.
If Mr. Harper's employment is terminated by the Trust during the term without cause or by Mr. Harper for good reason, subject to the execution and non-revocation of a general release and waiver, Mr. Harper will be entitled to receive the following:

•
an amount equal to 1.5 times (or, if the termination occurs within two years after a change in control, two times) the sum of Mr. Harper’s annual base salary and annual short-term incentive program award (calculated based on the average award for Mr. Harper's previous two most recently completed bonus years for which bonus determinations have already been communicated or, if the termination occurs within two years after a change in control or had occurred prior to the payout of the 2019 short-term incentive program award, the target award amount), each for the calendar year in which the termination occurs and payable in equal monthly installments for a period of 18 months (or, if the termination occurs within two years after a change in control, 24 months) following the date of termination;

•
any earned but not yet paid incentive awards for already completed years or award cycles, payable pursuant to and in accordance with the terms and conditions of such plans and award agreements; provided, that any short-term incentive program payment for a calendar year completed prior to the date of termination will be paid irrespective of whether Mr. Harper is employed by the Trust on the payment date;

•	the pro rata portion of the short-term incentive program award for the year of termination, based on actual performance;

•	continued health benefits for a period of up to 18 months; and

•
with respect to Mr. Harper’s inducement equity awards, accelerated vesting and payout, as applicable, of (1) a portion of the restricted Shares valued at $1,250,000 determined in the same manner as the number of Shares originally granted (i.e., 5/9ths of the restricted Shares originally granted) and (2) a portion of the performance-based restricted share units, at target, valued at $3,750,000 determined in the same manner as the number of Shares originally granted (i.e., 15/19ths of the target amount of restricted share units originally granted) and forfeiture of all other unvested restricted Shares or other equity-based awards.

In the event that a change in control occurs and any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC, subject to an excise tax, Mr. Harper will not be entitled to a tax gross-up payment; however, his payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Harper.

If Mr. Harper’s employment is terminated during the term because of his death or disability, subject to the execution and non-revocation of a general release and waiver, Mr. Harper, or his estate, will be entitled to the same payments and benefits as he would have received upon a termination by the Trust without cause, except that (1) the performance-based restricted share units granted as an inducement equity award will remain outstanding and vest based on actual performance through the end of the performance period and (2) all other restricted Shares or other equity-based awards will fully vest.
During employment and thereafter, Mr. Harper is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after the termination of employment, Mr. Harper is subject to non-competition requirements. During employment and for 24 months after the termination of employment, Mr. Harper is subject to non-solicitation requirements.
Michael P. Fitzmaurice’s Employment Agreement

The Trust entered into an employment agreement with Mr. Fitzmaurice on June 2, 2018. The term of Mr. Fitzmaurice's employment under the employment agreement is through June 30, 2021. Under the employment agreement, Mr. Fitzmaurice is entitled to (1) an annual base salary of no less than $450,000, which will be reviewed annually, (2) participate in the Trust’s short-term incentive program (i.e., annual cash bonus program), with a target award each year equal to 75% of annual base salary and (3) participate in the Trust’s long-term incentive program, with a target award that is not less than $600,000.

The employment agreement also entitled Mr. Fitzmaurice to receive a cash sign on bonus of $170,000 and inducement equity awards consisting of (1) restricted Shares valued at $325,000 based on the closing price on the day prior to Mr. Fitzmaurice’s start date, vesting ratably on each of the first three anniversaries of the grant date and (2) performance-based restricted share units, with a number of units at target equal to $325,000 based on the closing price on the day prior to Mr. Fitzmaurice’s start date, entitling Mr. Fitzmaurice to earn up to 200% of the target amount based on the Trust’s relative TSR during a performance period from the grant date to December 31, 2020 as compared to peer companies. Mr. Fitzmaurice's employment agreement provides for other benefits, such as paid vacation, and health and insurance benefits, generally consistent with those provided to the Trust's executive officers.
If Mr. Fitzmaurice's employment is terminated by the Trust during the term without cause or by Mr. Fitzmaurice for good reason, subject to the execution and non-revocation of a general release and waiver, Mr. Fitzmaurice will be entitled to receive the following:

•
an amount equal to one times (or, if the termination occurs within two years after a change in control, 1.5 times) the sum of Mr. Fitzmaurice’s annual base salary and target short-term incentive program award, each for the calendar year in which the termination occurs and payable in equal monthly installments for a period of 12 months (or, if the termination occurs within two years after a change in control, 18 months) following the date of termination;

•
the pro rata portion of the short-term incentive program award for the year of termination, based on actual performance (or, if the termination occurs within two years after a change in control, at target);

•	continued health benefits for a period of up to 12 months (or, if the termination occurs within two years after a change in control, 18 months); and

•
accelerated vesting in full and payout at target, if the performance period had not already ended, of Mr. Fitzmaurice’s inducement equity awards (and, if the termination occurs within two years after a change in control, all other equity awards other than performance-based restricted share units for which the performance period had not ended) and forfeiture of all other unvested restricted Shares or other equity-based awards.

In the event that a change in control occurs and any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC, subject to an excise tax, Mr. Fitzmaurice will not be entitled to a tax gross-up payment; however, his payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Fitzmaurice.
If Mr. Fitzmaurice’s employment is terminated during the term because of his death or disability, subject to the execution and non-revocation of a general release and waiver, Mr. Fitzmaurice, or his estate, will be entitled to the same payments and benefits as he would have received upon a termination by the Trust without cause.
During employment and thereafter, Mr. Fitzmaurice is subject to confidentiality and non-disparagement obligations. During employment and for 12 months after the termination of employment, Mr. Fitzmaurice is subject to non-competition obligations. During employment and for 24 months after the termination of employment, Mr. Fitzmaurice is subject to non-solicitation obligations.

Timothy Collier’s Offer Letter
The Trust entered into an offer letter with Mr. Collier on June 25, 2018. Under the offer letter, Mr. Collier is entitled to (1) an annual base salary of $400,000, (2) an annual bonus target equal to 65% of annual base salary, with a maximum equal to 150% of target and (3) participate in the Trust’s long-term incentive program, with a target award equal to $450,000.
The offer letter also entitled Mr. Collier to receive inducement equity awards consisting of (1) restricted Shares valued at $225,000 based on the closing price on the day prior to Mr. Collier’s start date, vesting ratably on each of the first three anniversaries of the grant date and (2) performance-based restricted share units, with a number of units at target equal to $225,000 based on the closing price on the day prior to Mr. Collier’s start date, entitling Mr. Collier to earn up to 200% of the target amount based on the Trust’s relative TSR during a performance period from the grant date to December 31, 2020 as compared to peer companies. Mr. Collier's employment agreement provides for other benefits, such as paid vacation, and health and insurance benefits, generally consistent with those provided to the Trust's executive officers.
Pursuant to the offer letter, if Mr. Collier’s employment is terminated without cause, subject to the execution and non-revocation of a general release and waiver, he will be entitled to receive the following:

•	an amount equal to one times (or, if the termination occurs in connection with a change in control, 1.5 times) the sum of Mr. Collier’s annual base salary and his target bonus;

•	the pro rata portion of his annual bonus for the year of termination, based on actual performance;

•	a lump sum reimbursement for health benefits for one year of coverage; and

•	accelerated vesting in full and payout at target, if the performance period had not already ended, of Mr. Collier’s inducement equity awards.
Raymond J. Merk’s Offer Letter

The Trust entered into an offer letter with Mr. Merk on July 9, 2019. Under the offer letter, Mr. Merk is entitled to (1) an annual base salary of $250,000, (2) an annual bonus target equal to 40% of annual base salary, (3) participate in the Trust’s long-term incentive program, with a target award equal to $187,500 and (4) monthly housing reimbursement equal to $2,000, with annual increases commensurate with annual rent increases and a tax gross up.

Pursuant to the offer letter, if Mr. Merk’s employment is terminated without cause, subject to the execution and non-revocation of a general release and waiver, he will be entitled to receive the following:

•	an amount equal to one times the sum of Mr. Merk’s annual base salary, plus a prorated annual bonus based on actual performance for the year of termination following the date of termination;

•	a lump sum reimbursement for health benefits for one year of coverage; and

•	reimbursement for any remaining term of Mr. Merk’s apartment lease.
Catherine Clark’s Agreement Regarding Severance and Transition Agreement

In April 2018, the Trust entered into an agreement regarding severance with Ms. Clark, which provided for the following severance benefits if such executive incurs a separation from service by reason of an involuntary termination: (1) payment of any accrued but unpaid base salary through the termination date, (2) payment of any accrued but unused paid time off or vacation time, (3) a cash lump sum payment equal to such executive's annual base salary plus such executive's annual bonus prorated for the portion of the fiscal year during which he or she was employed by the Trust based on the average annual bonus payment to such executive for the two most recently completed fiscal years, (4) reimbursement for COBRA payments for a period of up to eighteen months and (5) immediate vesting of any restricted Shares or stock options, if any, remaining unvested on the termination date.

In June 2019, the Trust entered into a transition agreement with Ms. Clark pursuant to which Ms. Clark agreed to continue to provide services to the Trust through the end of 2019. In addition, the transition agreement provided that Ms. Clark would receive the severance benefits set forth above, as well as certain additional benefits described below. See “Compensation Discussion and Analysis—Departure of Ms. Clark and 2019 Compensation.” Receipt of benefits under both the agreement regarding severance and the transition agreement were conditioned upon the execution of a general release of claims for the benefit of the Trust.

Long-Term Incentive Plan Awards

Pursuant to the terms of the 2012 Plan and the applicable award agreements entered into with our named executive officers, upon a termination due to death or disability of an executive, the executive’s outstanding unvested service-based restricted shares granted under the 2012 Plan will generally fully vest and the executive’s outstanding unvested performance-based restricted share units, other than those granted in 2019, will not be forfeited and will be earned, in full, based on actual performance through the end of the applicable performance period. The performance-based restricted share units granted in 2019 do not provide for this treatment and, as a result, unless the Compensation Committee decides otherwise, they will be forfeited in the event of such a termination prior to vesting.

In the event of a change in control, as defined in the 2012 Plan, any outstanding awards granted under the 2012 Plan that are not honored, assumed or substituted by the successor of the Trust (or one of its affiliates) or the Trust, if it is the surviving entity, will vest, with performance-based awards vesting at target levels. To the extent outstanding awards are honored, assumed or substituted, no accelerated vesting will occur, except as noted below for the performance-based restricted share units granted in 2018, but performance-based awards will be converted into service-based awards at target levels and, in the event of a termination of an executive’s service by the surviving entity without cause or by the executive for good reason within one year following such change in control, all of such honored, assumed or substituted outstanding unvested awards will vest. The 2012 Plan also provides that awards may only be treated as honored, assumed or substituted if they are based on stock which is traded on an established securities market and otherwise have substantially equivalent or better economic value and other rights and entitlements, including vesting and payment terms. In addition, the performance-based restricted share units granted in 2018 pursuant to the 2012 Plan provided that, in the event of a change in control prior to the end of the performance period, they would fully vest and be earned at the target level.

In connection with any other termination of an executive, the awards granted under the 2012 Plan to our named executive officers generally provide that all unvested restricted shares or restricted share units (whether service-based or performance-based) will be forfeited unless the Compensation Committee decides otherwise.

Additionally, for Messrs. Harper and Fitzmaurice, the applicable award agreements relating to awards granted under the 2012 Plan provide for the terms of the employment agreements with Messrs. Harper and Fitzmaurice to govern acceleration of vesting in connection with termination. As a result, the terms of these executive’s employment agreements, summarized above, apply to the awards granted under the 2012 Plan instead of these general terms.

In 2018, in connection with the hiring of Messrs. Harper, Fitzmaurice and Collier, we granted each of these executives equity awards under our Inducement Incentive Plan. The treatment of these awards in the event of termination of employment in various circumstances is generally set forth in the employment agreements and offer letter with these executives, as summarized above. Mr. Collier’s inducement awards also included provisions relating to the treatment in the event of termination due to death or disability that were the same as those included in the similar awards granted in 2018 pursuant to the 2012 Plan, which are described above. The performance-based restricted share units granted as inducement awards for each of these executives provided that, in the event of a change in control prior to the end of the performance period, they would fully vest and be earned at the target level. With respect to the restricted shares granted as inducement awards, the Inducement Incentive Plan generally provides the Compensation Committee with discretion as to how to treat unvested outstanding awards, which may include acceleration of vesting, cancellation or adjustment to reflect assumption or substitution by a successor.

The 2012 Plan and the Inducement Incentive Plan both also include terms providing that vesting, payments or other benefits for an executive that would constitute excess “parachute payments” under Section 280G of the IRC, subject to an excise tax will not be received if such a reduction would result in the executive receiving a greater after-tax amount.

Change in Control Policy

The Trust maintains a Change in Control Policy for the benefit of the executive officers of the Trust except the executive officers with employment agreements that supersede the Change in Control Policy. Under the Change in Control Policy, if an executive’s employment is terminated by the Trust without cause or by the executive for good reason within one year following a change in control, the executive is entitled to an amount equal to two times (or 2.99 times for the Chief Executive Officer, to the extent applicable) the sum of the executive’s annual base salary and target annual bonus, each for the calendar year in which the termination occurs; provided that, other than for the Chief Executive Officer, such payment, plus all other compensation amounts considered to be contingent on the change in control for purposes Section 280G of the IRC shall not exceed 2.99 times the executive’s base amount for purposes of Section 280G.

The Change in Control Policy does not limit the provisions of any employment agreements with executives, but the payment due will be reduced by the amount of any severance or other separation payments (other than accelerated vesting of equity awards) provided for in any employment agreements or other arrangements. During the term of the employment agreements with Messrs. Harper and Fitzmaurice, the Change in Control Policy is superseded for those executives by the terms of their employment agreements.

The Change in Control Policy may be terminated by the Trust; provided that it will remain in effect with respect to any change in control that occurs prior to or within one year following such termination.

CHANGE IN CONTROL/SEVERANCE PAYMENT TABLE AS OF DECEMBER 31, 2019
The following table estimates the potential payments and benefits to the named executive officers (except Ms. Clark) upon termination of employment or a change in control, assuming such event occurs on December 31, 2019, based on the terms of agreements, arrangements and policies in effect on such date and assuming that no additional discretionary payments or benefits are made. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

CHANGE IN CONTROL AND SEVERANCE PAYMENTS AS OF DECEMBER 31, 2019

	Death or Disability ($)		Change in Control ($)(3)	Termination Without Cause or for Good Reason ($)(10)		Termination Without Cause or for Good Reason Following Change in Control ($)(11)
Brian L. Harper
Cash severance	2,531,250	(4)	—	2,531,250	(4)	3,375,000	(5)
2019 pro rata bonus	1,618,125		—	1,618,125		1,618,125
Acceleration of service-based awards (1)	3,264,221		—	1,472,200		1,472,200
Acceleration of performance-based awards (1)	—	(9)	5,594,369	4,416,601		5,594,369
Benefits continuation (2)	41,203		—	41,203		41,203
Total	7,455,010		5,594,369	10,079,380		12,100,897
Michael P. Fitzmaurice
Cash severance	787,500	(6)	—	787,500	(6)	1,181,250	(4)
2019 pro rata bonus	582,525		—	582,525		337,500
Acceleration of service-based awards (1)	256,342		—	256,342		630,778
Acceleration of performance-based awards (1)	384,588		384,588	384,588		384,588
Benefits continuation (2)	26,151		—	26,151		26,151
Total	2,037,166		384,588	2,037,166		2,573,402
Timothy Collier
Cash severance	—		—	660,000	(6)	990,000	(4)
2019 pro rata bonus	—		—	448,760		448,760
Acceleration of service-based awards (1)	453,155		—	172,358		453,155
Acceleration of performance-based awards (1)	—	(9)	258,523	258,523		539,349
Benefits continuation (2)	—		—	—		—
Total	453,185		258,523	1,539,641		2,431,295
Raymond J. Merk
Cash severance	—		—	277,874	(7)	721,000	(8)
2019 pro rata bonus	—		—	177,778		—
Acceleration of service-based awards (1)	213,974		—	—		213,974
Acceleration of performance-based awards (1)	116,801	(9)	71,154	—		308,470
Benefits continuation (2)	—		—	—		—
Housing Reimbursement (12)	—		—	25,290		25,290
Total	330,775		71,154	482,942		1,268,734

(1)
Represents the number of service-based and performance-based restricted shares and restricted share units, as applicable, that would have vested upon the occurrence of the applicable event multiplied by $15.04, which is the closing price of one Share on the NYSE on December 31, 2019.

(2)
Benefits continuation amounts are based on the actual expense for financial reporting purposes for covering an employee under the medical plan elected by such named executive officer as of December 31, 2019 for the duration of their severance period.

(3)
Does not include equity awards that by their terms only vest to the extent outstanding awards are not honored, assumed or substituted in the manner permitted pursuant to the 2012 Plan in connection with the change in control. As of December 31, 2019, additional service-based and performance-based equity awards having the following aggregate values would have vested upon a change in control of the Trust if such awards were not honored, assumed or substituted in the manner permitted pursuant to the 2012 Plan in connection with the change in control based on a share value of $15.04, the closing price of one Share on the NYSE on December 31, 2019, for each unvested restricted share or restricted share unit: Mr. Harper —$2,995,547; Mr. Fitzmaurice—$748,872; Mr. Collier—$561,654; Mr. Merk—$334,490.

(4)	Represents eighteen months of base salary and target annual cash bonus as of December 31, 2019.

(5)	Represents two years of base salary and target annual cash bonus as of December 31, 2019.

(6)	Represents twelve months of base salary and target annual cash bonus as of December 31, 2019.

(7)	Represents a lump sum payment equal to twelve months of base salary, including an estimated amount to provide for continuing benefits for a period of twelve months.

(8)	Represents two years of base salary and target annual cash bonus as of December 31, 2019.

(9)
Does not include certain performance-based restricted share units that vest upon death or disability, but the payout, if any, will occur at the end of the performance period based on actual results pursuant to the terms of the award. Information regarding the value of unvested performance-based restricted share units that were outstanding as of December 31, 2019 is set forth above in “Named Executive Officer Compensation Tables—Outstanding Equity Awards at December 31, 2019.” On March 6, 2020, Mr. Merk vested in 7,766 performance-based restricted share units that were earned based on the Trust’s performance for a period ending on December 31, 2019, that would have vested upon his death or disability on such date, and which would have had a value of $116,801 based on a per share value of $15.04, the closing price of one Share on the NYSE on December 31, 2019.

(10)	For Messrs. Collier and Merk, payments and benefits are only provided in connection with a termination by the Trust without cause.

(11)
Does not include equity awards that by their terms only vest to the extent outstanding awards are not honored, assumed or substituted in the manner permitted pursuant to the 2012 Plan in connection with the change in control. As of December 31, 2019, additional service-based and performance-based equity awards having the following aggregate values would have vested upon a change in control of the Trust if such awards were not honored, assumed or substituted in the manner permitted pursuant to the 2012 Plan in connection with the change in control based on a share value of $15.04, the closing price of one Share on the NYSE on December 31, 2019, for each unvested restricted share or restricted share unit: Mr. Harper—$2,995,547 and Mr.

Fitzmaurice—$374,436. For Mr. Collier, accelerated vesting of his inducement equity awards, valued at $430,881 based on a per share value of $15.04, would only occur in connection with a termination without cause and, in the event of a termination for good reason, Mr. Collier would be entitled to cash severance of $1,320,000 in lieu of the cash severance and 2019 pro rata bonus.

(12)	Represents remaining contractual lease obligations as of December 31, 2019, plus an estimated $5,640 tax gross up.

Items Not Reflected in Table.

Items not reflected in the table set forth below include but are not limited to:

•	Accrued salary and vacation.

•	Life insurance proceeds in the event of death.

•	Disability insurance payouts in the event of disability.

•	Welfare benefits provided to all salaried employees having substantially the same value.

•	Amounts outstanding under the Trust’s 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2019 Omnibus Long-Term Incentive Plan	7,693	$—(1)	3,435,847(2)
2012 Plan	366,608(3)	—(4)	—
Subtotal	374,301	—	3,435,847
Equity compensation plans not approved by security holders(5)	829,452	—	4,951,593(6)
Total	1,203,753	$—	8,387,440

(1) Because there is no exercise price associated with the deferred Shares, such Shares are not included in the weighted average exercise price.
(2) Represents Shares remaining available for issuance under the 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”). We adopted the 2019 Plan on April 29, 2019 and will not make future grants or awards under the 2012 Plan.
(3) Includes (i) 289,242 Shares issuable pursuant to performance-based restricted share units outstanding as of December 31, 2019 at the maximum level of performance and (ii) 77,366 deferred Shares.
(4) Because there is no exercise price associated with the performance-based restricted share units or the deferred Shares, such units and Shares are not included in the weighted average exercise price.
(5) Includes Shares issuable pursuant to performance-based restricted share units outstanding as of December 31, 2019 at the maximum level of performance. Because there is no exercise price associated with the performance-based restricted share units, such units are not included in the weighted average exercise price.
(6) Represents Shares remaining available for issuance under the Inducement Incentive Plan.
Inducement Incentive Plan

For a description of the Inducement Incentive Plan refer to Note 15 of the notes to the Trust's consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020.

CHIEF EXECUTIVE OFFICER PAY RATIO

The Trust’s chief executive officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded by Item 402(u) of Regulation S-K in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.

The Trust identified the median employee by examining 2019 compensation for all employees of the Trust excluding the President and Chief Executive Officer. As permitted by SEC rules, employee compensation for full fiscal 2019 as reported in the Trust’s internal 401(k) reports was used as the compensation measure to identify the Trust’s median employee.  The Trust believes that the use of this compensation measure is reasonable since it includes all cash components of the Trust’s employee compensation: annual base salary, overtime pay, target short-term cash incentive compensation and employer benefit costs.

The employee population used to identify the Trust’s median employee included all employees of the Trust, whether employed on a full-time, part-time, or seasonal basis, as of December 15, 2019. The compensation measure described above was consistently applied to this entire employee population. The Trust did not make any assumptions, adjustments, or estimates with respect to the employee population or the compensation measure and did not annualize the compensation for any employees that were not employed by the Trust for all of 2019. After identifying the median employee based on the compensation measure described above, the Trust calculated annual total compensation for the median employee using the same methodology used for our named executive officers as set forth in the "Summary Compensation Table" herein.

As illustrated in the table below, in 2019, the Trust’s President and Chief Executive Officer’s annual total compensation was 54 times that of the Trust’s median employee.

	President & Chief Executive Officer	Median Employee
2019 Annual Total Compensation	$4,493,756	$83,548
Total Annual Compensation Pay Ratio	54	1

RELATED PERSON TRANSACTIONS
Policies and Procedures
The Trust has a Related Person Transaction Approval Policy for the review, approval or ratification of any related person transaction. This written policy provides that all related person transactions must be reviewed and approved by the Audit Committee or a majority of the disinterested trustees on the Board in advance of the Trust or any of its subsidiaries entering into the transaction; provided that, if the Trust or any of its subsidiaries enters into a transaction without recognizing that such transaction constitutes a related person transaction, this approval requirement will be satisfied if such transaction is ratified by the Audit Committee or a majority of the disinterested trustees on the Board promptly after the Trust recognizes that such transaction constituted a related person transaction. Disinterested trustees are trustees that do not have a personal financial interest in the transaction that is adverse to the financial interest of the Trust or its shareholders. The term “related person transaction” refers to a transaction required to be disclosed by the Trust pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC, but such term excludes any transaction for which an obligation to disclose under Item 404 arises solely from the fact that a beneficial owner of more than 5% of a class of the Trust's voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction. This policy is in addition to, and not in substitution of, any other policy of the Trust relating to approval of conflict of interest transactions.

AUDIT COMMITTEE DISCLOSURE
The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management system, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Trust’s internal control over financial reporting. The Trust’s independent registered public accounting firm is responsible for performing an independent audit of the Trust’s annual consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Trust’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Trust’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Trust’s management and the independent registered public accounting firm.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
The Audit Committee reviews and approves in advance the terms of and compensation for both audit and non-audit services. As stated in our Audit Committee charter, the Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board (“PCAOB”) to be provided to the Trust by its independent auditors). The pre-approval requirement may be waived with respect to the provision of non-audit services for the Trust if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve all non-auditing services may be delegated to one or more members of the Audit Committee, provided all decisions to pre-approve an activity are required to be presented to the full Audit Committee at its first meeting following such decision.
The Audit Committee pre-approved 100% of the fees described below and none of the services described above were approved pursuant to Rule 2-01(c)(7)(i)(c) of Regulation S-X, which relates to circumstances where the Audit Committee pre-approval requirement is waived.
Fees of Independent Registered Public Accounting Firm in 2019 and 2018
The following information sets forth the fees for 2019 and 2018 for audit and other services provided by Grant Thornton, our independent registered public accounting firm during such periods. The Audit Committee, based on its review and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence. All of such services were approved in conformity with the pre-approval policies and procedures described above.

	2019	2018
Audit Fees (1)	$656,202	$666,479
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$656,202	$666,479

(1) 2018 fees have been revised to reflect actual billings.
Audit Fees. Audit services consist of professional services rendered by Grant Thornton for the audits of the Trust’s annual financial statements and the effectiveness of the Trust’s internal control over financial reporting, review of the financial statements included in the Trust’s quarterly reports on Form 10-Q and annual report on Form 10-K, services associated with SEC registration statements and other documents issued in connection with the Trust’s equity offerings and services that are normally provided by the accountant in connection with these filings and other filings. These amounts include reimbursable expenses of $46,952 and $70,579 in 2019 and 2018, respectively.

REPORT OF THE AUDIT COMMITTEE
In connection with the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the financial statements to be included therein, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Grant Thornton, the Trust’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence with respect to the Trust.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Trust’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Members of the Audit Committee

Joanna T. Lau (Chair)
Richard L. Federico
Arthur H. Goldberg
David J. Nettina
Laurie M. Shahon

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the calendar year 2020. The Board recommends that the shareholders ratify the Trust’s selection of Grant Thornton as our independent registered public accounting firm. Although shareholder ratification of the appointment is not required by law or by our Bylaws and is not binding on the Trust, the Board believes that the submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Trust and its shareholders. If the selection is not ratified, the Audit Committee will take that act into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors. See “Audit Committee Disclosure” for a description of fees and other matters related to Grant Thornton’s provision of services to the Trust.
The Trust expects that one or more representatives of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they so desire.
The Board recommends that the shareholders vote FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2020.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2020. Abstentions will have no effect on the outcome of the vote.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act.
In a non-binding, advisory vote on the frequency of the say-on-pay proposal held at our 2017 annual meeting of shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Trust will hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. Therefore, the next advisory say-on-pay vote will occur at our 2021 annual meeting of shareholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Trust, the achievement of specific performance goals and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Trust and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.
Please read the “Compensation Discussion and Analysis,” beginning on page 24, and the “Named Executive Officer Compensation Tables”, beginning on page 35, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2019.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Trust’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Trust’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Trust, the Compensation Committee or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that the shareholders vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

ADDITIONAL INFORMATION
COST OF PROXY SOLICITATION
The cost of preparing, assembling and mailing this proxy statement and all other costs in connection with this solicitation of proxies for the annual meeting will be paid by the Trust. The Trust will request banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and will reimburse such record holders for their reasonable expenses in doing so. In addition, the trustees, officers and other employees of the Trust may solicit proxies by mail, telephone, electronically or in person, but they will not receive any additional compensation for such work.
PRESENTATION OF SHAREHOLDER PROPOSALS AND NOMINATIONS AT 2021 ANNUAL MEETING
Any shareholder proposal intended to be included in the Trust’s proxy statement and form of proxy for the 2021 annual meeting (pursuant to Rule 14a-8 of the Exchange Act) must be received by the Trust at RPT Realty, Attention: Secretary, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036 by the close of business on November 16, 2020 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.
Any Trustee nomination or shareholder proposal of other business intended to be presented for consideration at the 2021 annual meeting, but not intended to be considered for inclusion in the Trust’s proxy statement and form of proxy relating to such meeting (pursuant to the Bylaws), must be received by the Trust at the address stated above between January 28, 2021 and the close of business on February 28, 2021 to be considered timely. However, if the 2021 annual meeting occurs more than 30 days before or 60 days after April 28, 2021, the Trust must receive nominations or proposals (1) not later than the close of business on the later of the 60th day prior to the date of the 2021 annual meeting or the 10th day following the day on which public announcement is made by the Trust of the date of the 2021 annual meeting and (2) not earlier than the 90th day prior to the 2021 annual meeting. Such nominations or proposals must also be in compliance with the Bylaws.
HOUSEHOLDING
The Trust may elect to send a single copy of the Notice of Internet Availability of Proxy Materials or its 2019 annual report and this proxy statement, as applicable, to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that he or she desires to receive individual copies. This “householding” practice reduces the Trust’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or to request a separate copy of the 2019 annual report or 2020 proxy statement, as follows:

•	Shareholders owning Shares through a bank, broker or other holder of record should contact such record holder directly; and

•
Shareholders of record should contact the Trust at (212) 221-7139 or at Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036. The Trust will promptly deliver such materials upon request.

WE URGE YOU TO VOTE PROMPTLY TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

RPT REALTY 19 W 44TH STREET 10TH FLOOR, SUITE 1002 NEW YORK NEW YORK 10036
VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/rpt2020

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E92925-P33445     KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RPT REALTY				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Trustees recommends you vote FOR the following:
1.	Election of Trustees			☐	☐	☐
Nominees:
	01)	Richard L. Federico	05) David J. Nettina
	02)	Arthur H. Goldberg	06) Laurie M. Shahon
	03)	Brian L. Harper	07) Andrea M. Weiss
	04)	Joanna T. Lau

The Board of Trustees recommends you vote FOR proposals 2 and 3:							For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2020.						☐	☐	☐
3.	Advisory approval of the compensation of the Trust's named executive officers.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

E92926-P33445

RPT REALTY ANNUAL MEETING OF SHAREHOLDERS April 28, 2020 9:00 AM THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
The undersigned shareholder of RPT Realty (the “Trust”) hereby appoints Brian L. Harper and Michael P. Fitzmaurice, or either of them, each with full power of substitution, as proxies of the undersigned to vote all common shares of beneficial interest of the Trust which the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of the Trust (the "Annual Meeting") to be held on Tuesday, April 28, 2020, at 9:00 a.m., Eastern time, at 19 W 44th St., 10th Floor, Suite 1002, New York, NY 10036 and all adjournments or postponements thereof, and to otherwise represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side